Exhibit 10.1

NET LEASE AGREEMENT

(Build-to-Suit)

OPUS NORTHWEST, L.L.C., as

Landlord

and

SELECT COMFORT CORPORATION, as

Tenant

DATED:

JULY 26, 2006

ARTICLE 1	TERM OF LEASE	1
1.1	Term of Lease	1
1.2	Extension of Term	1
ARTICLE 2	CONSTRUCTION OF IMPROVEMENTS	2
2.1	Improvements	3
2.2	Force Majeure	5
2.3	Possession of Demised Premises	5
2.4	Construction Guaranty	7
2.5	Tenant’s Acceptance of Demised Premises	7
2.6	Repair and Maintenance	8
2.7	Costs of Tenant Improvements	8
2.8	“Open Book” Costs of Work	9
2.9	Subcontractors	9
2.10	Change Orders	9
ARTICLE 3	BASIC RENT	9
3.1	Basic Rent	9
3.2	Basic Rent Adjustment	10
3.3	Additional Rent	11
3.4	Delinquent Payments	11
3.5	Independent Obligations	12
3.6	Rent Tax	12
ARTICLE 4	USE OF DEMISED PREMISES	12
4.1	Permitted Use	12
4.2	Preservation of Demised Premises	13
4.3	Acceptance of Demised Premises	13
ARTICLE 5	PAYMENT OF TAXES, ASSESSMENTS, ETC	13
5.1	Payment of Impositions	13
5.2	Tenant’s Right to Contest Impositions	14
5.3	Levies and Other Taxes	15
5.4	Evidence of Payment	15
5.5	Escrow for Taxes and Assessments	16
5.6	Landlord’s Right to Contest Impositions	16
ARTICLE 6	INSURANCE	16
6.1	Tenant’s Property Insurance Obligations	16
6.2	Tenant’s Liability and Other Insurance Coverage	17
6.3	Insurance Provisions	17
6.4	Tenant’s Waiver and Release of Claims and Subrogation	18
6.5	Unearned Premiums	18
6.6	Blanket Insurance Coverage	19
ARTICLE 7	UTILITIES	19
7.1	Payment of Utilities	19

7.2	Additional Charges	19
ARTICLE 8	REPAIRS	19
8.1	Tenant’s Repairs	19
8.2	Maintenance	20
8.3	Tenant’s Waiver of Claims Against Landlord	20
8.4	Prohibition Against Waste	20
8.5	Landlord’s Right to Effect Repairs	20
8.6	Misuse or Neglect	20
ARTICLE 9	COMPLIANCE WITH LAWS AND ORDINANCES	21
9.1	Compliance with Laws and Ordinances	21
9.2	Compliance with Permitted Encumbrances	21
9.3	Tenant’s Obligations	21
9.4	Tenant’s Right to Contest Laws and Ordinances	21
9.5	Compliance with Hazardous Materials Laws	22
9.6	Environmental Violations	24
9.7	Indemnification	25
9.8	Survival	25
ARTICLE 10	MECHANIC’S LIENS AND OTHER LIENS	25
10.1	Freedom From Liens	25
10.2	Removal of Liens	26
ARTICLE 11	INTENT OF PARTIES	26
11.1	Net Lease	26
11.2	Entry by Landlord	27
11.3	Interest on Unpaid Amounts	27
ARTICLE 12	DEFAULTS; REMEDIES	28
12.1	Events of Default	28
12.2	Legal Costs	31
12.3	No Waiver	31
12.4	Waiver by Tenant	32
ARTICLE 13	DESTRUCTION AND RESTORATION	32
13.1	Destruction and Restoration	32
13.2	Application of Insurance Proceeds	33
13.3	Continuance of Tenant’s Obligations	33
13.4	Completion of Restoration	34
13.5	Lender as Trustee	34
ARTICLE 14	CONDEMNATION	34
14.1	Condemnation of Entire Demised Premises	34
14.2	Partial Condemnation/Termination of Lease	35
14.3	Partial Condemnation/Continuation of Lease	35
14.4	Continuance of Obligations	37

2

14.5	Adjustment of Rent	37
ARTICLE 15	ASSIGNMENT, SUBLETTING, ETC	37
15.1	Restriction on Transfer	37
15.2	Restriction From Further Assignment	39
15.3	Tenant’s Failure to Comply	39
15.4	Transfers to Affiliates	39
15.5	Landlord’s Consent Standards	40
ARTICLE 16	SUBORDINATION, NONDISTURBANCE, NOTICE TO MORTGAGEE AND ATTORNMENT	40

16.1	Subordination by Tenant	40
16.2	Landlord’s Default	41
16.3	Attornment	41
ARTICLE 17	SIGNS	41
17.1	Tenant’s Signs	41
ARTICLE 18	REPORTS BY TENANT	42
18.1	Annual Statements	42
ARTICLE 19	CHANGES AND ALTERATIONS	42
19.1	Tenant’s Changes and Alterations	42
ARTICLE 20	[INTENTIONALLY OMITTED]	44
ARTICLE 21	MISCELLANEOUS PROVISIONS	44
21.1	Entry by Landlord	44
21.2	Exhibition of Demised Premises	45
21.3	Indemnification by Tenant	45
21.4	Notices	45
21.5	Quiet Enjoyment	46
21.6	Landlord’s Continuing Obligations	46
21.7	Estoppel	47
21.8	[Intentionally Omitted.]	47
21.9	Memorandum of Lease	47
21.10	Severability	48
21.11	Successors and Assigns	48
21.12	Captions	48
21.13	Relationship of Parties	48
21.14	Entire Agreement	48
21.15	No Merger	48
21.16	Possession and Use	48
21.17	No Surrender During Lease Term	48
21.18	Surrender of Demised Premises	49
21.19	Holding Over	49
21.20	Landlord Approvals	49
21.21	Survival	50

3

21.22	Attorneys’ Fees	50
21.23	Landlord’s Limited Liability; Consequential Damages	50
21.24	Broker	50
21.25	Governing Law	50
21.26	Joint and Several Liability	50
21.27	Time is of the Essence	50
21.28	Further Assurances	50
EXHIBIT “A”	LEGAL DESCRIPTION
EXHIBIT “B-1”	SHELL BUILDING OUTLINE PLANS AND SPECIFICATIONS
EXHIBIT “B-2”	TENANT IMPROVEMENT OUTLINE PLANS AND SPECIFICATIONS
EXHIBIT “B-3”	FLOOR PLANS AND ELEVATIONS
EXHIBIT “C-1”	SHELL BUILDING FINAL PLANS AND SPECIFICATIONS
EXHIBIT “C-2”	TENANT IMPROVEMENT FINAL PLANS AND SPECIFICATIONS
EXHIBIT “D”	COST OF WORK
EXHIBIT “E”	TOTAL PROJECT COSTS
EXHIBIT “F”	FORM OF SNDA
EXHIBIT “G”	INTENTIONALLY OMITTED
EXHIBIT “H”	FORM OF TENANT ESTOPPEL

4

NET LEASE AGREEMENT

THIS NET LEASE AGREEMENT (“Lease”), made this 26th day of July, 2006, by and between OPUS NORTHWEST, L.L.C., a Delaware limited liability company (“Landlord”), and SELECT COMFORT CORPORATION, a Minnesota corporation (“Tenant”).

WITNESSETH:

Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land situated in the City of Plymouth, County of Hennepin and State of Minnesota, described in Exhibit “A” attached hereto and made a part hereof, together with any appurtenant easements described in said Exhibit “A” (the “Land”), together with all improvements located on and to be constructed thereon. Landlord’s Improvements (as defined in Article 2) and all other improvements (including tenant improvements), machinery, equipment, fixtures and other property, real, personal or mixed (except Tenant’s furniture, furnishings, equipment, trade fixtures, and other personal property) installed or located thereon, together with all additions, alterations and replacements thereof are hereinafter referred to as the “Improvements”. The Land and the Improvements are hereinafter referred to as the “Demised Premises.” The Demised Premises are subject to the easements, restrictions, reservations and all other encumbrances now recorded against the Land. The structures located upon and being a part of the Demised Premises which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the “Building.” This Lease is subject to any covenants, restrictions, easements or other documents of record.

ARTICLE 1

TERM OF LEASE

1.1          Term of Lease. The initial term of this Lease shall commence on the Commencement Date (as defined in Section 2.3 hereof) and shall end on the last day of the one hundred twentieth (120th) full calendar month thereafter. The initial term of the Lease, as set forth above, is sometimes hereinafter referred to as the “Initial Term.” Any reference to the “term” of this Lease or similar reference shall be a reference to the Initial Term together with any Renewal Terms (if any) of this Lease or any extensions to or modifications of the Initial Term.

1.2          Extension of Term. Provided that no Event of Default exists at the time of exercise, Tenant may extend the term of this Lease for up to two (2) consecutive periods of five (5) years each (each such five (5) year extension period being referred to herein as a “Renewal Term”) on the following terms and conditions:

1.2.1.     At the times hereinafter set forth for the exercise of the renewal options, this Lease shall be in full force and effect and there shall be no uncured Event of Default by

Tenant in the performance of any of the terms, covenants and conditions herein contained, but Landlord shall have the right, at its sole discretion, to waive the non-default conditions herein.

1.2.2.     Each such Renewal Term shall be upon the same terms, covenants and conditions as set forth in this Lease; provided that the annual Basic Rent for the applicable Renewal Term shall be an amount equal to ninety-five percent (95%) of the fair market Basic Rent for the Demised Premises on the date of exercise in relation to comparable (in quality, type and location) space located in the Minneapolis – St. Paul metropolitan area.

1.2.3.     In order to exercise its rights to extend the term of this Lease for each such Renewal Term, Tenant shall notify Landlord in writing no earlier than fifteen (15) months and no later than twelve (12) months prior to the expiration of the Initial Term or the applicable Renewal Term, as the case may be, of its election to exercise such right. Upon notification with respect to such renewal, and until the date eleven (11) months prior to expiration of the Initial Term or applicable Renewal Term, as the case may be, the parties hereto shall make a good faith effort to agree upon the fair market Basic Rent of the Demised Premises for such applicable Renewal Term. In the event that Landlord and Tenant fail to agree within such time period, the fair market Basic Rent of the Demised Premises for such applicable Renewal Term shall be determined by arbitration in the manner set forth in Section 1.2.4 below. The fair market Basic Rent of the Demised Premises shall be based upon the highest and best use of the Demised Premises as an office facility. Any determination by arbitration or any agreement reached by the parties hereto with respect to such fair market Basic Rent and resulting Basic Rent of the Demised Premises for each such Renewal Term shall be expressed in writing and shall be executed by the parties hereto.

1.2.4.     In the event Landlord and Tenant were unable to reach agreement on the fair market Basic Rent within the time period set forth in Section 1.2.3 above, then within seven (7) business days after the expiration of the period within which Landlord and Tenant were to reach agreement, Landlord and Tenant shall mutually appoint an arbitrator that is a member of the Appraisal Institute with at least ten (10) years full-time commercial appraisal experience in the Minneapolis – St. Paul metropolitan area. If Landlord and Tenant are unable to agree upon an appraiser, either of them may apply (after written notice to the other party) to the Metro/Minnesota Chapter of the Appraisal Institute for the selection of an appraiser who meets the foregoing qualifications, which selection shall be made within fifteen (15) days. The appraiser selected by the Appraisal Institute shall be a person who has not previously acted in any capacity for either party or their leasing agents. Landlord and Tenant shall submit to the appraiser, within seven (7) business days after the selection of the appraiser, such parties’ determination of the fair market Basic Rent, and the appraiser shall make a determination of the fair market Basic Rent within twenty (20) days after the end of such seven (7) business day period, which determination shall be used for the applicable Renewal Term.

1.2.5.     The extension rights set forth herein may not be assigned or transferred in any manner except in connection with an approved or otherwise permitted assignment of this Lease under Article 15.

ARTICLE 2

CONSTRUCTION OF IMPROVEMENTS

2.1          Improvements.

2.1.1.     Landlord’s Improvements. Landlord agrees to furnish at Landlord’s sole cost and expense all of the material, labor, and equipment for the construction on the Land of the improvements specified on the Outline Plans and Specifications for the shell building which are attached hereto and made a part hereof as Exhibit “B-1”, as the same will be supplemented by the Final Plans and Specifications described below (“Landlord’s Improvements”). Tenant acknowledges that it has approved the site plans. Tenant has approved floor plans and elevations which are attached hereto as Exhibit “B-3.” Landlord’s Improvements shall be constructed in a good and workmanlike manner in accordance with the Final Plans and Specifications (as defined below) and Landlord agrees to complete the construction thereof in accordance with the applicable building code and the construction aspects of the public accommodations provisions in Title III of the Americans with Disabilities Act of 1990 (42 U.S.C. Section 12101 et seq.) (“ADA”) as they are presently interpreted and enforced by the governmental bodies having jurisdiction thereof. Tenant shall be responsible for compliance with the ADA as it relates to Tenants operations within the Demised Premises, provided that nothing contained in this sentence shall relieve Landlord of its obligations under this Section 2.1.1. Landlord has caused final plans and specifications for the shell building to be prepared in accordance with the Outline Plans and Specifications and the aforesaid building code and has submitted the same to Tenant for its approval. Tenant acknowledges that it has approved such final plans and specifications for the shell building. The final plans and specifications shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto and copies thereof shall be attached to each party’s copy of this Lease and made a part hereof as Exhibit “C-1” (such approved plans for the shell building being referred to herein as the “Final Plans and Specifications”). Such Exhibit “C-1” shall be in lieu of and shall replace Exhibit “B-1” except as to nonconstruction matters contained in Exhibit “B-1” such as allowances and exclusions not expressly and specifically superseded by Exhibit “C-1.” The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. Landlord agrees to appoint competent personnel to work with Tenant in the preparation of the Final Plans and Specifications for the Building and Tenant agrees to appoint an officer or employee of Tenant to work with Landlord in the preparation of the Final Plans and Specifications for the Building. When Landlord requests Tenant to specify details or layouts, Tenant shall specify same, subject to the provisions of the Outline Plans and Specifications within five (5) business days of such request. Tenant shall pay to Landlord all increased costs incurred by Landlord directly arising from Tenant’s failure to respond within such five (5) business day period, and in the event that such delays caused by Tenant result in the Commencement Date being delayed, the parties agree that the Commencement Date shall be deemed to have occurred on the date which the Commencement Date would have occurred but for such Tenant delay.

2.1.2.     Tenant Improvements. Landlord shall, at Landlord’s cost, up to $35.00 per rentable square foot of the Demised Premises (the “Tenant Improvement Allowance”), and otherwise at Tenant’s sole cost and expense, design, construct and install tenant improvements (the “Tenant Improvements”) based upon plans and specifications for such Tenant Improvements agreed upon by Landlord and Tenant. The Tenant Improvements Outline Plans and Specifications have not been completed as of the date of this Lease. Tenant shall approve (or in the event Landlord or its affiliate is not the architect for the Tenant Improvements, Tenant shall submit) schematic plans for the Tenant Improvements identifying areas that affect the shell building, including without limitation assembly spaces and rooms with special cooling needs, on or before September 1, 2006 (provided that if Landlord is the architect for the Tenant Improvements, Tenant shall have at least five (5) business days to review such documentation after receipt from Landlord and the review deadline shall be extended accordingly if necessary). Upon completion of the Tenant Improvements Outline Plans and Specifications, the same shall be attached hereto and made a part hereof as Exhibit “B-2”, and will be supplemented by the Tenant Improvements Final Plans and Specifications described below. Any notice of disapproval shall state with reasonable specificity Tenant’s reasons of disapproval of any plans. The Tenant Improvements shall be constructed in a good and workmanlike manner in accordance with the Tenant Improvement Final Plans and Specifications (as defined below) and Landlord agrees to complete the construction thereof in accordance with the applicable building code and the construction aspects of the public accommodations provisions of the ADA as they are presently interpreted and enforced by the governmental bodies having jurisdiction thereof. If Landlord or its affiliate is the architect for the Tenant Improvements, Landlord agrees to cause final plans and specifications for the Tenant Improvements to be prepared in accordance with the Tenant Improvement Outline Plans and Specifications and the aforesaid building code and applicable provisions of the ADA and to submit the same to Tenant for its approval. If Landlord or its affiliate is the architect for the Tenant Improvements, Tenant shall approve or disapprove the final plans and specifications and permit package within five (5) business days after receipt from Landlord, and if Tenant fails to approve or disapprove within such period, Tenant will be deemed to have approved such final plans and specifications. Tenant agrees that it will not withhold its approval except for reasonable cause and will not act in an arbitrary or capricious manner with respect to the approval of the final plans and specifications. If Landlord or its affiliate is not the architect for the Tenant Improvements, then Tenant shall submit the final plans and specifications and permit package for the Tenant Improvements on or before November 1, 2006 (provided that such date may be extended until December 31, 2006 if Tenant is unable to finalize the final plans and specifications by November 1, 2006). Each day of delay by Tenant after December 31, 2006 in providing any such notices and/or submissions in this Section 2.1.2 shall be a day of Excused Delay (as defined in Section 2.2 below). The final plans and specifications for the Tenant Improvements shall be approved by Landlord and Tenant by affixing thereon the signature or initials of an authorized officer or employee of each of the respective parties hereto, and copies thereof shall be attached to each party’s copy of this Lease as Exhibit “C-2”. Such final plans and specifications for the Tenant Improvements attached as Exhibit “C-2” shall be referred to herein as the “Tenant Improvement Final Plans and Specifications”. Such Exhibit “C-2” shall be in lieu of and shall replace Exhibit “B-2” except as to nonconstruction matters contained in Exhibit “B-2” such as allowances and exclusions not expressly and specifically superseded by Exhibit “C-2.” The signature of an authorized officer or employee shall be deemed conclusive evidence of the approval indicated by such signature. Landlord agrees to appoint competent personnel to work with Tenant in the preparation of the Tenant Improvement Final Plans and Specifications and Tenant agrees to appoint an officer or employee of Tenant to work with Landlord in the preparation of the Tenant Improvement Final Plans and Specifications. When Landlord requests Tenant to specify details or layouts, Tenant shall specify same, subject to the provisions of the Tenant Improvement Outline Plans and Specifications within five (5) business days of such request. Tenant shall pay to Landlord all increased costs incurred by Landlord directly arising from Tenant’s failure to respond within such five (5) business day period, and in the event that such delays caused by Tenant result in the Commencement Date being delayed, the parties agree that the Commencement Date shall be deemed to have occurred on the date which the Commencement Date would have occurred but for such Tenant delay.

2.2          Force Majeure. Landlord shall diligently proceed with the construction of the Landlord’s Improvements and Tenant Improvements and use reasonable efforts to complete the same and deliver possession thereof to Tenant on or about November 1, 2007; provided, however, if delay is primarily caused by act or neglect of Tenant, or those acting for or under Tenant, labor disputes, casualties, acts of God or the public enemy, governmental embargo restrictions, shortages of fuel, labor, or building materials, action or non-action of public utilities, or of local, state or federal governments affecting the work, failure to receive government approvals to begin soil correction by September 3, 2006 and to commence foundation work by October 29, 2006 (unless such failure is a result of Landlord’s failure to timely file required applications or other documents with applicable governmental authorities, and provided further that the foregoing shall not apply to a Landlord’s delay resulting primarily from any delay by Tenant, or those acting for, under or on behalf of Tenant, in providing any documents or other items required under this Lease), or other causes beyond Landlord’s reasonable control, then the time of completion of said construction shall be extended for the additional time caused by such delay. Such delays are each hereinafter referred to as an “Excused Delay.”

2.3          Possession of Demised Premises. Except as provided in Section 2.1 above, Tenant shall not be liable to Landlord for the payment of Basic Rent or the payment of any other obligation to be paid by Tenant under this Lease nor shall Tenant have any right to possession or use of the Demised Premises until the date upon which the Demised Premises are substantially completed and ready for occupancy by Tenant (“Commencement Date”) except as provided below. Except as provided for in Section 2.2, if the Landlord’s Improvements are not substantially completed but are partially ready for occupancy, Tenant may, but need not, occupy the portion of same that is ready for occupancy, and in the event of such occupancy Tenant shall pay to Landlord the pro rata portion of the full Basic Rent and the pro rata portion of the full amount of other obligations to be paid by Tenant hereunder equitably based upon the value and area of the Building occupied by Tenant. If Tenant occupies any portion of the Demised Premises prior to substantial completion of the Landlord’s Improvements the terms of this Lease shall apply to such occupancy or use of the Demised Premises by Tenant. Basic Rent and the payment of other obligations to be paid by Tenant shall commence upon the Commencement Date; provided, however, in the event that Landlord’s Improvements are partially completed and partially ready for occupancy, and are occupied by Tenant, or Tenant is required to occupy same, a pro rata portion of the Basic Rent and the pro rata portion of all other obligations to be paid by Tenant shall be payable commencing with such date of partial occupancy, and shall be equitably adjusted from time to time based upon the area and value of the portion of Landlord’s Improvements substantially completed and ready for Tenant’s occupancy. The failure of Tenant to take possession of or to occupy the Demised Premises or any portion thereof which Tenant is required to occupy on or after the date Landlord’s Improvements or such applicable portion thereof are substantially complete and ready for occupancy by Tenant shall not serve to relieve

Tenant of said obligations or delay payments by Tenant to Landlord. Notwithstanding anything herein to the contrary, Tenant shall be allowed access to portions of the Demised Premises on the schedule indicated below (subject to Excused Delays) commencing on or about October 1, 2007 solely for the purpose of installing its machinery, equipment, fixtures and other personal property on the Demised Premises during the final stages of completion of construction provided that (a) Tenant does not thereby materially interfere with the completion of construction or occasion any labor dispute as a result of such installations, (b) that Tenant does hereby agree to assume all risk of loss or damage to such machinery, equipment, fixtures and other personal property, and to indemnify, defend and hold harmless Landlord from any loss or damage to such machinery, equipment, fixtures and personal property, and all liability, loss or damage arising from any injury to the property of Landlord, or its contractors, subcontractors or materialmen, and any death or personal injury to any person or persons to the extent arising out of such installations, except for liability, loss or damage caused by Landlord’s negligence or willful misconduct, (c) all electricity and other utility charges related to Tenant’s usage during such early access period shall also be included in the Cost of Work (as set forth on Exhibit D), and (d) Tenant shall be subject to all the terms, conditions and covenants of this Lease (including, without limitation, the obligations to obtain and maintain the insurance required to be carried by Tenant hereunder), except for the obligations under Article 3 to pay Basic Rent and Additional Rent until the Commencement Date. Tenant’s early access rights shall occur in stages, with access to the third floor being available on or about October 1, 2007 and one additional floor (in the following order: second, first and fourth floors) being made available for such installation of fixtures each week for the following three (3) weeks. Delay in putting Tenant in possession of the Demised Premises shall not serve to extend the Initial Term of this Lease or to make Landlord liable for any damages arising therefrom. Notwithstanding anything to the contrary contained in this Lease, if Landlord has not provided such early access to Tenant for the fourth floor of the Demised Premises by October 1, 2007 (and further provided access to one additional floor per week for the following three (3) weeks, as provided above), and unless such delay in completion is primarily due to Change Orders from Tenant or other delays resulting from Tenant’s failure to timely approve plans as provided in this Lease, then in no event shall Tenant be required to begin paying Basic Rent until January 1, 2008 (or such later date as otherwise provided for in this Lease). Tenant acknowledges that during the period of Tenant’s early access for installation of fixtures, Landlord may also continue the construction of the Landlord’s Improvements and Tenant Improvements and Tenant agrees that Tenant’s early access rights under this Section 2.3 shall not interfere with or cause any delay in Landlord’s completion and delivery of Landlord’s Improvements or Tenant Improvements as required herein.

2.4          Construction Guaranty. Landlord guarantees the following: (i) the Structural Portion (as defined in Section 2.6(b) below) of Landlord’s Improvements constructed by Landlord for a period of five (5) years from the date of substantial completion of Landlord’s Improvements against defective workmanship and/or materials, and (ii) all other Landlord’s Improvements and all Tenant Improvements constructed by Landlord for a period of one (1) year from the date of substantial completion of Landlord’s Improvements and Tenant Improvements against defective workmanship and/or materials and Landlord agrees, at its sole cost and expense, to repair or replace any defective item occasioned by poor workmanship and/or materials during said five-year or one-year period (as applicable) and except as otherwise provided in Section 2.6(b) below, performance of such five-year or one-year guaranty (as applicable) shall be Landlord’s sole and exclusive obligation with respect to defective workmanship and/or materials, and except as otherwise provided in Section 2.6(b) below, Tenant’s rights to enforce such five-year or one-year guaranty (as applicable) shall be Tenant’s sole and exclusive remedy with respect to such defective workmanship and/or materials in limitation of any contract, warranty or other rights, whether express or implied, that Tenant may otherwise have under applicable law. The Landlord’s Improvements and Tenant Improvements shall be considered substantially completed at such time as the municipality having jurisdiction thereof issues a certificate of occupancy permitting Tenant to occupy the Demised Premises or takes such other action as may be customary to permit occupancy or use thereof; provided, however, the issuance of a certificate of occupancy or such other action as may be customary to permit occupancy or use thereof shall not be a condition to payment of rent or commencement of the term if failure to secure such certificate or action is caused by the act or neglect of Tenant or unless matters required for issuance are not the responsibility of Landlord. Upon expiration of the five-year construction warranty for the Structural Portion of Landlord’s Improvements and the expiration of the one-year construction warranty for the other Landlord’s Improvements and the Tenant’s Improvements constructed by Landlord, Landlord, upon Tenant’s request, will assign to Tenant, without recourse, any unexpired warranties and guaranties, together with all rights of Landlord to enforce the same, received by Landlord from contractors, subcontractors, suppliers and materialmen, in connection with the construction of the Landlord’s Improvements and the Tenant’s Improvements, to the extent such warranties and guaranties are assignable. In the event that Tenant has made a claim against Landlord during the five-year or the one-year warranty period set out herein (as applicable), and, as a result of that claim, Landlord has asserted a claim against a subcontractor or supplier for reimbursement of costs incurred by Landlord in responding to Tenant’s claim, then the assignment of warranties to Tenant will exclude the warranty which is the subject matter of Landlord’s claim against the subcontractor or supplier, Landlord will cooperate, at Tenant’s expense, in Tenant’s enforcement of any such warranties; provided that Landlord will not charge Tenant for Landlord’s employees’ time in such cooperation. In the event any such third-party warranties or guaranties are not assigned to Tenant, then from and after the expiration of the five-year construction warranty for the Structural Portion of Landlord’s Improvements and the expiration of the one-year construction warranty for the other Landlord’s Improvements and the Tenant’s Improvements constructed by Landlord, Landlord agrees to cooperate with Tenant to enforce, at Tenant’s sole cost and expense, any express warranties or guaranties of workmanship or materials given by subcontractors or materialmen that guarantee or warrant against defective workmanship or materials for a period of time in excess of the five-year period or the one-year period described above (as applicable) and to cooperate with Tenant in the enforcement, at Tenant’s sole cost and expense, of any service contracts that provide service, repair or maintenance to any item incorporated in the Building for a period of time in excess of such five-year period or one-year period; provided that Landlord will not charge Tenant for Landlord’s employees’ time in such cooperation.

2.5          Tenant’s Acceptance of Demised Premises. Within a period of thirty (30) days after the Commencement Date, Landlord and Tenant shall agree on those items in the Landlord’s Improvements and Tenant Improvements which are incomplete (the “Punch List Items”). Landlord shall complete the Punch List Items within a reasonable time following such agreement on the list of Punch List Items. The occupancy by Tenant of the Demised Premises shall be deemed conclusively to establish that the Demised Premises and all Landlord’s Improvements and Tenant Improvements have been substantially completed and accepted by Tenant, subject to any Punch List Items and subject to Landlord’s obligations in Section 2.4 above.

2.6	Repair and Maintenance.

(a)          Save and except for the one-year and five-year guaranties against defective items occasioned by poor workmanship and/or materials referred to in Section 2.4 above, the Landlord’s obligations in 2.6(b) below and the incomplete items referred to in Section 2.5 above, Tenant upon commencement of the term shall have and hold the Demised Premises as the same shall then be without any liability or obligation on the part of Landlord for making any alterations, improvements or repairs of any kind in or about the Demised Premises for the term of this Lease, or any extension or renewal thereof, and Tenant agrees to maintain the Demised Premises and all parts thereof in a good and sufficient state of repair as required by the provisions of this Lease.

(b)          Landlord shall be responsible for repairs of Structural Portions of the Demised Premises except to the extent any damage to such Structural Portions results from (i) Tenant’s failure to perform appropriate repairs or maintenance on the Demised Premises as required herein, or (ii) any waste, misuse, excessive or unreasonable wear and tear, or negligent act or willful misconduct by Tenant or any of its employees, agents, contractors, subcontractors, customer licensees or invitees. In the event any third party warranty covers any damage or issue with any Structural Portion, Tenant agrees to first seek (with Landlord’s cooperation) a remedy against such warranty prior to proceeding against Landlord for such repairs. As used herein, the term “Structural Portion” means (i) the structural components of load bearing walls, (ii) footings, (iii) the structural components of the roof system, foundation and exterior walls, and specifically excludes the non-load bearing walls, glass and windows, and doors, and (iv) the slab.

2.7          Costs of Tenant Improvements. On the Commencement Date, Tenant will pay to Landlord in cash the amount (if any) by which the Tenant’s Costs (as defined below) exceeds the Tenant Improvement Allowance. In the event the Tenant’s Costs are less than the Tenant Improvement Allowance, then such difference shall be taken into account in the Basic Rent adjustment as provided in Section 3.2.2 below. As used herein, the term “Tenant’s Costs” means the sum of (a) the total cost of work described on Exhibit “D” attached hereto allocable to the Tenant Improvements performed by Landlord (the “Tenant Improvement Cost of Work”), plus (b) a development fee of three percent (3%) of the Tenant Improvement Cost of Work, plus (c) if Landlord or its affiliate is the architect for the Tenant Improvements, a design fee of $362,871.00, plus (d) with respect to work completed with Landlord’s (or its affiliates’) own forces, a subcontractor’s fee equal to twelve percent (12%) of the Tenant Improvement Cost of Work relating to the portion of the work completed by Landlord’s (or its affiliates’) own forces (the “TI Self-Perform Fee”), plus (e) a contractor’s fee of four percent (4%) of the sum of the TI Self-Perform Fee and the Tenant Improvement Cost of Work. Landlord and Tenant agree that the Tenant Improvement Cost of Work includes any increases in such cost resulting from Change Orders agreed upon by Landlord and Tenant.

2.8          “Open Book” Costs of Work. Landlord shall use an “open book” process with respect to the determination of the Tenant Improvement Cost of Work and the Landlord’s

Improvements Cost of Work (as defined in Section 3.2.2 below), allowing Tenant to have reasonable access to information showing the actual costs of such work.

2.9          Subcontractors. To the extent Landlord elects to use subcontractors to complete portions of the work for the Landlord’s Improvements and/or Tenant Improvements, Landlord shall obtain at least three (3) bids from qualified subcontractors in each work category. Prior to soliciting bids, Landlord shall provide to Tenant a list of at least three (3) potential bidders for each work category, and Tenant shall have five (5) business days following notice from Landlord to approve list of bidders for each work category, which consent shall not be unreasonably withheld. If Tenant does not respond within such period, then Tenant shall be deemed to have approved each such bidder on the list. Landlord may thereafter proceed to solicit bids from such bidder(s) and select, in Landlord’s discretion, any bidder(s) from the pre-approved list.

2.10       Change Orders. Tenant may request and authorize changes in the work during construction by written instruction to Landlord on a form approved by Landlord. All such changes will be subject to Landlord’s prior written approval, which will not be unreasonably withheld or delayed so long as the proposed change will not have a substantial adverse effect on the construction schedule. Prior to commencing any change, Landlord will prepare and deliver to Tenant for Tenant’s approval and signature, a change order (each, a “Change Order”) identifying the total cost of such change, which will include associated architectural, engineering, design, development, contractor’s and subcontractor’s fees, and the total time that will be added to the construction schedule for such change. Any additional costs resulting from each Change Order will result in an increase in Total Project Costs and shall result in an increase in Basic Rent as provided in Article 3 below.

ARTICLE 3

BASIC RENT

3.1          Basic Rent. In consideration of the leasing of the Demised Premises, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at the office of Landlord at:

Opus Northwest Management, L.L.C.

P.O. Box 263

Minneapolis, MN 55440

Attn: Property Manager

or at such other place as Landlord may from time to time designate in writing, a rental for the Initial Term of this Lease determined as follows (subject to adjustment as set forth in Section 3.2 below):

Lease Years:	Annual Basic Rent per Rentable Square Foot:
1-3	$15.84
4-7	$16.64
8-10	$17.43

As used in the table above, the term “Lease Year” means each successive period of twelve (12) calendar months during the Term ending on the same day and month (but not year, except in the case of the last Lease Year) as the day and month upon which the expiration date of the Initial Term of the applicable Renewal Term will occur. Basic Rent shall be payable monthly, in advance on the first day of each and every month during the term of this Lease from and after the Commencement Date. Prior to the commencement of rental payments pursuant to this Lease, Landlord and Tenant shall execute an addendum to this Lease setting forth the actual amount of the initial annual and monthly payments of Basic Rent payable for the Demised Premises. The rent provided for in this Section 3.1 is hereinafter called the “Basic Rent.”

3.2	Basic Rent Adjustment.

3.2.1.     Partial First Calendar Month. If the Initial Term of this Lease does not commence on the first day of a calendar month, the partial calendar month at the commencement of the term shall be added to the first Lease Year, and Basic Rent for such partial calendar month shall be an amount equal to the Basic Rent payable for the first full month of the Initial Term prorated on the basis of the number of days within such partial calendar month.

3.2.2.     Changes in Cost of Improvements. Landlord and Tenant agree that the Basic Rent has been established assuming that the actual Total Project Costs (as defined below) will be equal to $198.05 per rentable square foot of the Demised Premises (the “Estimated Project Costs”). To the extent that Total Project Costs (per rentable square foot) exceed the Estimated Project Costs and the increase over the Estimated Project Costs is the result of one or more Change Orders, then the initial annual Basic Rent provided in Section 3.1 above shall be increased by eight percent (8%) multiplied by the amount of such excess, per rentable square foot (and the Basic Rent escalations shall be adjusted accordingly). If the actual Total Project Costs (per rentable square foot) are less than the Estimated Project Costs, then the initial annual Basic Rent provided in Section 3.1 above shall be decreased by eight percent (8%) multiplied by one-half (1/2) of the amount of such savings, per rentable square foot (and the Basic Rent escalations shall be adjusted accordingly); provided that if a portion of such savings are due to the Tenant’s Costs being less than the Tenant Improvement Allowance or any allowance referenced in the Outline Plans and Specifications not being fully used (such difference being referred to herein as the “Allowance Savings”), then the portion of the Basic Rent decrease allocable to the Allowance Savings shall be calculated by multiplying eight percent (8%) by the amount of the Allowance Savings, per square foot, and the Basic Rent escalations will be adjusted accordingly. As used herein, the term “Total Project Costs” means the aggregate costs as set forth on Exhibit “E” attached hereto. In the event certain costs that would constitute Total Project Costs are not yet determined with certainty as of the Commencement Date, such as costs to complete Punch List Items and any initial utility hook-up charges that are not payable until after the Commencement Date, reasonable estimates of such items shall be included in the calculation of Total Project Costs in order to determine the adjustment (if any) to Basic Rent as provided in this Section 3.2.

3.3          Additional Rent. Except as otherwise specifically provided in this Lease, the Basic Rent shall be absolutely net to Landlord so that this Lease shall yield, net to Landlord, the Basic Rent specified in Section 3.1 in each year of the term of this Lease and that all impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, payments or charges under covenants, conditions and restrictions now or hereafter of record, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises (excepting only Landlord’s portion of the proration of real estate taxes and special assessments for the first and last years of the term of this Lease referred to in Section 5.1 and certain taxes of Landlord referred to in the last sentence of Section 5.3 of this Lease) which may arise or become due during the term or by reason of events occurring during the term of this Lease shall be paid or discharged by Tenant, at Tenant’s sole cost and expense. In the event Tenant fails to pay or discharge any imposition, insurance premium, utility charge, maintenance repair or replacement expense which it is obligated to pay or discharge, Landlord may upon ten (10) days prior written notice (except in case of emergency, in which case Landlord shall provide notice promptly thereafter), but shall not be obligated to, pay the same if Tenant has not provided Landlord with satisfactory evidence of payment within such ten (10) day period, and in that event Tenant shall immediately reimburse Landlord therefor and pay the same as additional rent (all charges payable by Tenant other than Basic Rent, however denoted, are hereinafter collectively referred to as “Additional Rent”), and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such impositions, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations referred to above. Basic Rent and Additional Rent are sometimes hereinafter collectively referred to as “Rent.”

3.4          Delinquent Payments. All payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all of the rights and remedies available to Landlord under the provisions of this Lease or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant’s sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due or within ten (10) days thereafter shall bear interest at an annual rate equal to three percentage points per annum in excess of the published “prime rate” or “base rate” of interest charged by U.S. Bank, N.A. (or similar institution if said Bank shall cease to exist or to publish such a prime rate) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the “Maximum Rate of Interest.”

In addition, any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due and which remain unpaid ten days thereafter shall be subject to a late payment fee of five percent (5%) of the unpaid amount. Notwithstanding the foregoing, with respect to the first late payment of Additional Rent per calendar year only (if any), no late charge shall be assessed for such late payment of Additional Rent unless such Additional Rent remains unpaid for more than ten (10) days after written notice from Landlord. Tenant acknowledges that Tenant’s failure to pay Basic Rent or Additional Rent when due may cause Landlord to incur unanticipated costs. The exact amount of such costs are impractical or extremely difficult to ascertain. The parties agree that the late charge specified above represents a fair and reasonable estimate of the costs Landlord will incur by reason of such late payment and acceptance of such late charge does not constitute a waiver of Tenant’s default or limit any other remedy of Landlord. The late charge shall be deemed to be Additional Rent and the right to require it shall be in addition to all of Landlord’s rights and remedies hereunder or at law.

3.5          Independent Obligations. Except as specifically set forth in Section 12.2 below, any term or provision of this Lease to the contrary notwithstanding, the covenants and obligations of Tenant to pay Basic Rent and Additional Rent hereunder shall be independent from any obligations, warranties or representations, express or implied, if any, of Landlord herein contained.

3.6          Rent Tax. In addition to the foregoing, Tenant shall pay as Additional Rent, any tax or excise on rents, all other sums and charges required to be paid by Tenant under this Lease, and gross receipts tax, transaction privilege tax or other tax, however described, which is levied or assessed by the United States of America, the state in which the Land is located or any city, municipality or political subdivision thereof against Landlord in respect to the Basic Rent, Additional Rent or other charges reserved under this Lease or as a result of Landlord’s receipt of such rents or other charges accruing under this Lease; provided, however, Tenant shall have no obligation to pay net income taxes of Landlord or any of the taxes described in the last sentence of Section 5.3 below. Payments of the sums described in this Section 3.6 shall be made by Tenant at the same time and in the same manner as Tenant’s payments of Basic Rent.

ARTICLE 4

USE OF DEMISED PREMISES

4.1          Permitted Use. The Demised Premises may be used for any purpose that is in compliance with all applicable federal, state and local laws and codes. Tenant shall not use or occupy the same, or permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste or would violate any Hazardous Materials Laws (as defined in Section 9.5), and subject to the other provisions of this Lease, Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use.

4.2          Preservation of Demised Premises. Tenant shall not use, suffer or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public in such manner as might reasonably tend to impair Landlord’s title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.

4.3          Acceptance of Demised Premises. Except as provided in Section 2.4 and 2.6(b), Tenant acknowledges that neither Landlord nor any agent of Landlord has made any representation or warranty with respect to the Demised Premises or the Building or with respect to the suitability or fitness of either for the conduct of Tenant’s business or for any other purpose and Tenant accepts the Demised Premises as of the Commencement Date in an “as is” condition. Tenant shall comply with any recorded covenants, conditions and restrictions affecting the Demised Premises and the Building as of the commencement of the Lease or which are recorded during the term of this Lease (so long as any such documents recorded during the term of this Lease do not materially adversely affect Tenant’s use or enjoyment of the Premises unless approved by Tenant).

ARTICLE 5

PAYMENT OF TAXES, ASSESSMENTS, ETC.

5.1          Payment of Impositions. Tenant covenants and agrees to pay during the term of this Lease, as Additional Rent, before any fine, penalty, interest or cost may be added thereto for the nonpayment thereof, all real estate taxes, special assessments, water rates and charges, sewer rates and charges, including any sum or sums payable for present or future sewer or water capacity, charges for public utilities, street lighting, excise levies, licenses, permits, inspection fees, other governmental charges, payments or charges under covenants, conditions and restrictions now or hereafter of record, and all other charges or burdens of whatsoever kind and nature (including costs, fees, and expenses of complying with any restrictive covenants or similar agreements to which the Demised Premises are subject) incurred in the use, occupancy, ownership, operation, leasing or possession of the Demised Premises, without particularizing by any known name or by whatever name hereafter called, and whether any of the foregoing be general or special, ordinary or extraordinary, foreseen or unforeseen (all of which are sometimes herein referred to as “Impositions”), which at any time during the term may have been or may be assessed, levied, confirmed, imposed upon, or become a lien on the Demised Premises, or any portion thereof, or any appurtenance thereto, rents or income therefrom, and such easements or rights as may now or hereafter be appurtenant or appertain to the use of the Demised Premises. Tenant shall pay all special (or similar) assessments for public improvements or benefits which, during the term of this Lease shall be laid, assessed, levied or imposed upon or become payable or become a lien upon the Demised Premises, or any portion thereof; provided, however, that if by law any special assessment is payable (without default) or, at the option of Landlord, may be paid (without default) in installments (whether or not interest shall accrue on the unpaid balance of such special assessment), Tenant may pay the same, together with any interest accrued on the unpaid balance of such special assessment, in installments as the same respectively become payable and before any fine, penalty, interest or cost may be added thereto for the nonpayment of any such installment and the interest thereon. Tenant shall pay all special assessments or installments thereof (including interest accrued thereon), whether heretofore or hereafter laid, assessed, levied or imposed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease. Landlord shall pay all installments of special assessments (including interest accrued on the unpaid balance) which are payable prior to the commencement and after the termination date of the term of this Lease. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease. Landlord shall pay all real estate taxes which are payable prior to the commencement of the term of this Lease and after the termination of this Lease (provided that Tenant shall remain responsible to pay all real estate taxes due and payable during any holdover period). Notwithstanding the foregoing, Landlord shall pay that portion of the real estate taxes and installments of special assessments due and payable in respect to the Demised Premises during the year the term commences and the year in which the term ends which the number of days in said year not within the term of this Lease bears to three hundred sixty-five (365), and Tenant shall pay the balance of said real estate taxes and installments of special assessments during said years.

5.2          Tenant’s Right to Contest Impositions. Tenant shall have the right, at its own expense, to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, unless such payment, or a payment thereof under protest, would operate as a bar to such contest or interfere materially with the prosecution thereof, in which event, notwithstanding the provisions of Section 5.1 hereof, Tenant may postpone or defer payment of such Imposition as provided by law if neither the Demised Premises nor any portion thereof would, by reason of such postponement or deferment, be in danger of being forfeited or lost; provided, however, that if (a) Tenant has not paid the Imposition being contested prior to commencement of Tenant’s contest, or (b) applicable law does not permit a contest of said Imposition without prior payment thereof and Tenant has not paid such Imposition, Landlord may require Tenant to deposit with Landlord security reasonably acceptable to Landlord in the amount of the Imposition so contested and unpaid, together with all interest and penalties which may accrue, in Landlord’s reasonable judgment, in connection therewith, and all charges that may or might be assessed against or become a charge on the Demised Premises, or any portion thereof, during the pendency of such proceedings. If, during the continuance of such proceedings, Landlord shall, from time to time, reasonably deem the security provided, as aforesaid, insufficient, Tenant shall, upon demand of Landlord, make additional deposits of such additional sums of money or such additional certificates of deposit as Landlord may reasonably request. Upon failure of Tenant to post such additional security deposits, the security theretofore posted may be applied by Landlord to the payment, removal and discharge of such Imposition, and the interest, fines and penalties in connection therewith, and any costs, fees (including attorneys’ fees) and other liability (including costs incurred by Landlord) accruing in any such proceedings. Upon the termination of any such proceedings, Tenant shall pay the amount of such Imposition or part thereof, if any, as finally determined in such proceedings, the payment of which may have been deferred during the prosecution of such proceedings, together with any costs, fees, including attorneys’ fees, interest, penalties, fines and other liability in connection therewith, and upon such payment Landlord shall return all amounts or certificates deposited with it with respect to the contest of such Imposition, as aforesaid, or, at the written direction of Tenant, Landlord shall make such payment out of the funds on deposit with Landlord and the balance, if any, shall be returned to Tenant. Tenant shall be entitled to the refund of any Imposition, penalty, fine and interest thereon received by Landlord which have been paid by Tenant or which have been paid by Landlord but for which Landlord has been previously reimbursed in full by Tenant. Landlord shall not be required to join in any proceedings referred to in this Section 5.2 unless the provisions of any law, rule or regulation at the time in effect shall require that such proceedings be brought by or in the name of Landlord, in which event Landlord shall join in such proceedings or permit the same to be brought in Landlord’s name upon compliance with such conditions as Landlord may reasonably require. Landlord shall not ultimately be subject to any liability for the payment of any fees, including attorneys’ fees, costs and expenses in connection with such proceedings. Tenant agrees to pay all such fees (including reasonable attorneys’ fees), costs and expenses or, on demand, to make reimbursement to Landlord for such payment. During the time when any such certificate of deposit is on deposit with Landlord, and prior to the time when the same is returned to Tenant or applied against the payment, removal or discharge of Impositions, as above provided, Tenant shall be entitled to receive all interest paid thereon, if any. Cash deposits shall not bear interest.

5.3          Levies and Other Taxes. If, at any time during the term of this Lease, any method of taxation shall be such that there shall be levied, assessed or imposed on Landlord, or on the Basic Rent or Additional Rent, or on the Demised Premises or on the value of the Demised Premises, or any portion thereof, a capital levy, sales or use tax, gross receipts tax, transaction privilege tax, rent tax or other tax on the rents received therefrom, or a franchise tax, or an assessment, levy or charge measured by or based in whole or in part upon such rents or value, Tenant covenants to pay and discharge the same, it being the intention of the parties hereto that the rent to be paid hereunder shall be paid to Landlord absolutely net without deduction or charge of any nature whatsoever foreseeable or unforeseeable, ordinary or extraordinary, or of any nature, kind or description, except as in this Lease otherwise expressly provided. Nothing in this Lease contained shall require Tenant to pay any municipal, state or federal net income or excess profits taxes assessed against Landlord, or any municipal, state or federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

5.4          Evidence of Payment. Tenant covenants to furnish Landlord, within thirty (30) days after the date upon which any Imposition or other tax, assessment, levy or charge is payable by Tenant, official receipts of the appropriate taxing authority, or other appropriate proof reasonably satisfactory to Landlord, evidencing the payment of the same. The certificate, advice or bill of the appropriate official designated by law to make or issue the same or to receive payment of any Imposition or other tax, assessment, levy or charge may be relied upon by Landlord as sufficient evidence that such Imposition or other tax, assessment, levy or charge is due and unpaid at the time of the making or issuance of such certificate, advice or bill.

5.5          Escrow for Taxes and Assessments. At Landlord’s written demand after any Event of Default and for as long as such Event of Default is uncured, Tenant shall pay to Landlord the known or reasonably estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth of the known or reasonably estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises, in which case Landlord shall, to the extent of payments received from Tenant, pay all real estate taxes and assessments prior to delinquency. From time to time Landlord may reasonably reestimate the amount of real estate taxes and assessments, and in such event Landlord shall notify Tenant, in writing, of such reestimate and fix future monthly installments for the remaining period prior to the next tax and assessment due date in an amount sufficient to pay the reestimated amount over the balance of such period after giving credit for payments made by Tenant on the previous estimate. If the total monthly payments made by Tenant pursuant to this Section 5.5 shall exceed the amount of payments necessary for said taxes and assessments, such excess shall be credited on subsequent monthly payments of the same nature; but if the total of such monthly payments so made under this paragraph shall be insufficient to pay such taxes and assessments when due, then Tenant shall pay to Landlord upon demand such amount as may be necessary to make up the deficiency. Payment by Tenant of real estate taxes and assessments under this Section 5.5 shall be considered as performance of such obligation under the provisions of Section 5.1 hereof.

5.6          Landlord’s Right to Contest Impositions. In addition to the right of Tenant under Section 5.2 to contest the amount or validity of Impositions, Landlord shall also have the right, but not the obligation, to contest the amount or validity, in whole or in part, of any Impositions not contested by Tenant, by appropriate proceedings conducted in the name of Landlord or in the name of Landlord and Tenant. If Landlord elects to contest the amount or validity, in whole or in part, of any Impositions, such contests by Landlord shall be at Landlord’s expense; provided, however, that if the amounts payable by Tenant for Impositions are reduced (or if a proposed increase in such amounts is avoided or reduced) by reason of Landlord’s contest of Impositions, Tenant shall reimburse Landlord for costs incurred by Landlord in contesting Impositions, but such reimbursements shall not be in excess of the amount saved by Tenant by reason of Landlord’s actions in contesting such Impositions, and in the initial and final year of the term of this Lease shall further not exceed the pro rata portion of such costs based on the portion of the Lease term that exists within the calendar year during which such costs are incurred.

ARTICLE 6

INSURANCE

6.1          Tenant’s Property Insurance Obligations. Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect during the term of this Lease, commencing with the date that rental (full or partial) commences, policies of insurance with a company rated at least A/X by A.M. Best Insurance Service covering the Improvements constructed, installed or located on the Demised Premises naming the Landlord, as loss payee, against (a) loss or damage by fire; (b) loss or damage from such other risks or hazards now or hereafter covered by a current ISO form “special causes of loss” (a/k/a “all-risk”) policy (or similar policy providing comparable coverage), including, but not limited to, windstorm, hail, explosion, vandalism, riot and civil commotion, damage from vehicles, smoke damage, water damage and debris removal; (c) loss for flood if the Demised Premises are in a designated flood or flood insurance area; (d) loss for damage by earthquake if the Demised Premises are located in an earthquake-prone area; (e) loss or damage covered by a customary policy of boiler and machinery insurance to the extent applicable to the Improvements; and (f) loss or damage from such other risks or hazards of a similar or dissimilar nature which are now or may hereafter be customarily insured against with respect to improvements similar in construction, design, general location, use and occupancy to the Improvements. At all times, such insurance coverage shall be in an amount equal to one hundred percent (100%) of the then “full replacement cost” of the

Improvements. “Full Replacement Cost” shall be interpreted to mean the cost of replacing the improvements without deduction for depreciation or wear and tear, and it shall include a reasonable sum for architectural, engineering, legal, administrative and supervisory fees connected with the restoration or replacement of the Improvements in the event of damage thereto or destruction thereof. If a sprinkler system shall be located in the Improvements, sprinkler leakage insurance consistent with the foregoing general requirements shall be procured and continuously maintained by Tenant at Tenant’s sole cost and expense.

6.2          Tenant’s Liability and Other Insurance Coverage. From and after Tenant’s first entry onto the Demised Premises, Tenant, at its sole cost and expense, shall obtain and continuously maintain in full force and effect the following insurance coverage:

6.2.1.     Commercial general liability insurance providing coverage at least as broad as the current ISO form on an “occurrence” basis, with minimum limits of $5,000,000 each occurrence and $5,000,000 annual aggregate (each of which may be accomplished through umbrella coverages). Tenant’s liability insurance will (a) name Landlord and its property manager as additional insureds with respect to all matters arising out of the occupancy or use of the Demised Premises by Tenant; (b) be primary to any other insurance maintained by Landlord; and (c) be placed and maintained with companies rated at least “A/VII” by A.M. Best Insurance Service. Such insurance may have a reasonable deductible but may not include self-insured retention in excess of $250,000. If Tenant’s liability insurance is provided under a blanket policy, the above coverage limits must be made specifically applicable to the Demised Premises.

6.2.2.     Such other insurance and in such amounts as may from time to time be reasonably required by Landlord, against other insurable hazards which at the time are commonly insured against in the case of similar premises and/or buildings or improvements in the market in which the Demised Premises are located.

6.3          Insurance Provisions. All policies of insurance required by Section 6.1 shall provide that the proceeds thereof shall be payable as provided in this Lease, including, if applicable hereunder, to the holder of any mortgages now or hereafter becoming a lien on the fee of the Demised Premises, or any portion thereof, as the interest of such holder appears pursuant to a standard loss payee or mortgagee clause (in the case of property insurance) or an additional insured (in the case of liability insurance), and such proceeds shall be applied as provided in this Lease. Tenant shall not, on Tenant’s own initiative or pursuant to request or requirement of any third party, take out separate insurance concurrent in form or contributing in the event of loss with that required in Section 6.1 hereof, unless Landlord is named therein as a loss payee (in the case of property insurance) or an additional insured (in the case of liability insurance) with loss payable as in said Section 6.1 provided. Tenant shall promptly notify Landlord whenever any such separate insurance is taken out and shall deliver to Landlord original certificates evidencing the same. Any deductibles on the policies to be carried hereunder shall be subject to Landlord’s approval in its reasonable discretion, and all certificates of insurance shall indicate the then-current deductibles for such policies.

Each policy required under this Article 6 shall have attached thereto an endorsement that such policy shall not be cancelled without at least thirty (30) days prior written notice to Landlord (ten (10) days in the case of non-payment of premium. All policies of insurance shall be written in companies satisfying the rating requirements set forth above and authorized to issue such insurance policies in the state in which the Demised Premises are located. Tenant will deliver an ACORD Form 28 certificate for property insurance and an ACORD Form 25 (or equivalent) certificate for other types of insurance or other evidence of insurance reasonably satisfactory to Landlord (i) prior to any use or occupancy of the Demised Premises by Tenant, (ii) not later than ten (10) days prior to the expiration of any current policy or certificate, and (iii) at such other times as Landlord may reasonably request.

6.4          Tenant’s Waiver and Release of Claims and Subrogation. To the extent not prohibited by applicable law, Tenant, on behalf of Tenant and its insurers, waives, releases and discharges Landlord from all claims, actions, demands, liabilities, damages, costs, penalties, forfeitures, losses or expenses, including, without limitation, reasonable attorneys’ fees and the costs and expenses of enforcing any indemnification, defense or hold harmless obligation under the Lease (collectively, “Claims”), arising out of personal injury or damage to or destruction of the Demised Premises, the Land or Tenant’s trade fixtures, other personal property or business, and any loss of use or business interruption, occasioned by any fire or other casualty or occurrence whatsoever (whether similar or dissimilar), regardless whether any such Claim results from the negligence or fault of Landlord or otherwise, and Tenant will look only to Tenant’s insurance coverage (regardless whether Tenant maintains any such coverage, regardless whether any such insurance covers said Claims and regardless of any self-insured retention maintained by Tenant) in the event of any such Claim. Tenant’s trade fixtures, other personal property and all other property in Tenant’s care, custody or control, is located at the Land at Tenant’s sole risk. Landlord is not liable for any damage to such property or for any theft, misappropriation or loss of such property. Tenant is solely responsible for providing such insurance as may be required to protect Tenant, its employees and invitees against any injury, loss, or damage to persons or property occurring in the Demised Premises or at the Land, including, without limitation, any loss of business or profits from any casualty or other occurrence at the Land.

6.5          Unearned Premiums. Upon expiration of the term of this Lease, the unearned premiums upon any insurance policies or certificates thereof lodged with Landlord by Tenant shall, subject to the provisions of Article 13 hereof, be payable to Tenant, provided that no uncured Event of Default by Tenant exists at the time payment is to be made.

6.6          Blanket Insurance Coverage. Nothing in this Article 6 shall prevent Tenant from taking out insurance of the kind and in the amount provided for under the preceding paragraphs of this Article 6 under a blanket insurance policy or policies (certificates thereof reasonably satisfactory to Landlord shall be delivered to Landlord) which may cover other properties owned or operated by Tenant as well as the Demised Premises; provided, however, that such policies of blanket insurance shall, as respects the Demised Premises, contain the various provisions required of such an insurance policy by the foregoing provisions of this Article 6.

ARTICLE 7

UTILITIES

7.1          Payment of Utilities. During the term of this Lease, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power or other public or private utility services. Prior to the Commencement Date, the cost for all utilities or services at the Demised Premises used by Tenant or its agents, employees or contractors shall be included in the Cost of Work (as set forth on Exhibit D).

7.2          Additional Charges. In the event that any charge or fee is required after the Commencement Date by the state in which the Demised Premises are located, or by any agency, subdivision or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant. The provisions of this Section 7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the date hereof, Tenant shall reimburse Landlord for such utility charge. Notwithstanding the foregoing, Landlord shall handle payment of initial utility access charges and such costs shall be included in the Total Project Costs.

ARTICLE 8

REPAIRS

8.1          Tenant’s Repairs. Tenant, at its sole cost and expense, throughout the term of this Lease, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order, condition and repair, and shall make and perform all routine maintenance thereof and all necessary repairs thereto, structural and non-structural, interior and exterior, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article 8, “repairs” shall include all necessary replacements, renewals, alterations, additions and betterments. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction, age and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements. Nothing in this Article 8 shall limit Landlord’s obligations under Section 2.4 and 2.6(b) of this Lease.

8.2          Maintenance. Except as otherwise specifically provided in this Lease, Tenant, at its sole cost and expense, shall take good care of, repair and maintain all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, landscaped areas, entrances and passageways on the Demised Premises in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways on the Demised Premises, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions. Further, Tenant shall keep the Demised Premises safe for human occupancy and use.

8.3          Tenant’s Waiver of Claims Against Landlord. Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Except as otherwise specifically provided in this Lease, Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord’s expense.

8.4          Prohibition Against Waste. Tenant shall not do or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.

8.5          Landlord’s Right to Effect Repairs. If Tenant should fail to perform any of its obligations under this Article 8, then Landlord may, upon not less than thirty (30) days’ notice to Tenant (except in case of emergency), or such additional time as may be necessary provided Tenant commences within such 30-day period and thereafter pursues with reasonable diligence the performance of its obligations under this Article 8, if Landlord so elects, in addition to any other remedies provided herein, effect such repairs and maintenance. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable, on demand, together with interest thereon at the Maximum Rate of Interest from the date of each such expenditure by Landlord to the date of repayment by Tenant.

8.6          Misuse or Neglect. Tenant shall be responsible for all repairs to the Demised Premises which are made necessary by any misuse or neglect by: (i) Tenant or any of its officers, agents, employees, contractors, licensees or subtenants; or (ii) any visitors, patrons, guests or invitees of Tenant or its subtenant while in or upon the Demised Premises.

ARTICLE 9

COMPLIANCE WITH LAWS AND ORDINANCES

9.1          Compliance with Laws and Ordinances. Tenant shall throughout the term of this Lease, at Tenant’s sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all federal, state, municipal and other governmental bodies having jurisdiction over the Demised Premises, including, without limitation, those pertaining to indoor air quality, and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of

Landlord or Tenant or shall involve any change of governmental policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof. Nothing in this Article 9 shall limit Landlord’s obligations under Section 2.4 and 2.6(b) of this Lease.

9.2          Compliance with Permitted Encumbrances. Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants of record as of the date of this Lease, or hereafter created by Tenant or consented to, in writing, by Tenant or requested, in writing (and which request is granted), by Tenant. Tenant shall also comply with, observe and perform all provisions and requirements of all of Tenant’s policies of insurance (or any replacement policies obtained by Landlord in the event of Tenant’s failure to comply with Article 6 of this Lease) at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article 6 hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises. Landlord shall provide Tenant with copies of any development permits that will remain in existence after the Commencement Date.

9.3          Tenant’s Obligations. Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article 9, and notwithstanding any order, rule or regulation directed to Landlord to perform, Tenant hereby assumes such obligations because, by nature of this Lease, the rents and income derived from this Lease by Landlord are net rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing or possession of the Demised Premises or any portion thereof.

9.4          Tenant’s Right to Contest Laws and Ordinances. After prior written notice to Landlord, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article 9 in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if compliance with the terms of any such law or ordinance pending the prosecution of any such proceeding may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant (a) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, (b) prosecutes the contest with due diligence and in good faith, and (c) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability or expense whatsoever in connection with such contest. Notwithstanding the foregoing, Tenant shall not undertake an action to change applicable zoning ordinances or other use restrictions applicable to the Demised Premises if, in Landlord’s reasonable judgment, such change would materially diminish the value of the Demised Premises.

If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant’s sole cost and expense, including reasonable attorneys’ fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, however, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises unless Tenant provides reasonable security with respect to any such cost, charge, expense or penalty.

9.5          Compliance with Hazardous Materials Laws. Prior to the date hereof, Landlord has provided to Tenant a copy of the existing Phase I environmental report in Landlord’s possession relating to the Land. On or prior to August 31, 2006, Landlord shall provide Tenant with a copy of an updated Phase I environmental report in Landlord’s possession relating to the Land. Tenant shall at all times and in all respects, at Tenant’s sole cost and expense, comply with and cause the Demised Premises to comply with all federal, state and local laws, ordinances and regulations (“Hazardous Materials Laws”) relating to the industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, petroleum products, flammable explosives, asbestos, urea formaldehyde, polychlorinated biphenyls, radioactive materials or waste, or other hazardous, toxic, contaminated or polluting materials, substances or wastes, including without limitation any “hazardous substances”, “hazardous wastes”, “hazardous materials” or “toxic substances” under any such laws, ordinances or regulations (collectively, “Hazardous Materials”). For purposes hereof, “Environmental Violation” shall mean (a) any direct or indirect discharge, disposal, spillage, emission, escape, pumping, pouring, injection, leaching, release, seepage, filtration or transporting of any Hazardous Materials at, upon, under, onto or within the Demised Premises, or from the Demised Premises to the environment, in violation of any Hazardous Materials Laws or in excess of any reportable quantity established under any Hazardous Materials Law or which could result in any liability to Landlord, Tenant or Landlord’s lender, any Federal, state or local government or any other person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (b) any deposit, storage, dumping, placement or use of any Hazardous Materials at, upon, under or within the Demised Premises or which extends to any adjoining property in violation of any Hazardous Materials Laws or in excess of any reportable quantity established under any Hazardous Materials Laws or which could result in any liability to any Federal, state or local government or to any other person for the costs of any removal or remedial action or natural resources damage or for bodily injury or property damage, (c) the abandonment or discarding of any barrels, containers or other receptacles containing any Hazardous Materials in violation of any Hazardous Materials Laws, (d) any activity, occurrence or condition which could result in any liability, cost or expense to Landlord or Landlord’s lender or any other owner or occupier of the Demised Premises, or which could result in a creation of a lien on the Demised Premises under any Hazardous Materials Law, or (e) any violation of or noncompliance with any Hazardous Materials Law.

Tenant shall not at any time cause or permit to occur any Environmental Violation or permit any sublessee, assignee or other person occupying the Demised Premises through or under Tenant to cause or permit to occur any Environmental Violation and, at the request of Landlord or Landlord’s lender, Tenant shall promptly remediate or undertake any other appropriate response actions to correct any existing Environmental Violation caused or permitted to be on the Demised Premises by Tenant, its employees, agents, customers, sublessees, assignees, contractors, subcontractors, licensees or invitees, however immaterial. Tenant shall at its own expense procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant’s use of the Demised Premises, including, without limitation, discharge of (appropriately treated) materials or waste into or through any sanitary sewer system serving the Demised Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials caused or permitted to be on the Demised Premises by Tenant, its employees, agents, customers, sublessees, assignees, contractors, subcontractors, licensees or invitees to be removed from the Demised Premises and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such Hazardous Materials and wastes. Tenant shall in all respects, handle, treat, deal with and manage any and all Hazardous Materials in, on, under or about the Demised Premises in complete conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding the management of such Hazardous Materials. All reporting obligations to the extent imposed upon Tenant by Hazardous Materials Laws are solely the responsibility of Tenant. Upon expiration or earlier termination of this Lease, Tenant shall cause all Hazardous Materials caused or permitted to be on the Demised Premises by Tenant, its employees, agents, customers, sublessees, assignees, contractors, subcontractors, licensees or invitees to be removed from the Demised Premises and transported for use, storage or disposal in accordance and in compliance with all applicable Hazardous Materials Laws. Except in case of emergency, Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in, on, about or under the Demised Premises or in any Improvements situated on the Land, nor enter into any settlement agreement, consent, decree or other compromise in respect to any claims relating to or in any way connected with the Demised Premises or the Landlord’s Improvements on the Land without first notifying Landlord of Tenant’s intention to do so and affording Landlord reasonable opportunity to appear, intervene or otherwise appropriately assert and protect Landlord’s interest with respect thereto. In addition, at Landlord’s option and upon Landlord’s request, at the expiration of the term of this Lease, Tenant shall remove all tanks or fixtures which were placed on the Demised Premises by or on behalf of Tenant during the term of this Lease and which contain, have contained or are contaminated with, Hazardous Materials (provided that if Landlord so elects, such tanks or fixtures shall remain on the Demised Premises at the expiration of this Lease). Notwithstanding the foregoing, with respect to the tank servicing the backup generator which is to be installed by Landlord at Tenant’s request, at the end of the term of this Lease, such tank and backup generator shall remain on and become part of the Demised Premises. Landlord may require that Tenant obtain at Tenant’s expense an environmental assessment report acceptable to Landlord indicating the absence of Hazardous Materials in violation of any Hazardous Materials Law on the Demised Premises at the end of the Lease term related to the tank servicing the backup generator.

Tenant shall promptly notify Landlord in writing of (a) any Environmental Violation, (b) any enforcement, clean-up, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (c) any claim made or threatened by any person against Landlord, or the Demised Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from or claimed to result from any Hazardous Materials; and (d) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on or about the Demised Premises or with respect to any Hazardous Materials removed from the Demised Premises, including, any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also provide to Landlord, as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings or asserted violations relating in any way to the Demised Premises or Tenant’s use thereof. Upon written request of Landlord (to enable Landlord to defend itself from any claim or charge related to any Hazardous Materials Law), Tenant shall promptly deliver to Landlord notices of hazardous waste manifests reflecting the legal and proper disposal of all such Hazardous Materials removed or to be removed from the Demised Premises. All such manifests shall list the Tenant or its agent as a responsible party and in no way shall attribute responsibility for any such Hazardous Materials to Landlord. Notwithstanding anything to the contrary contained in this Lease, Tenant shall not be responsible to Landlord for any Environmental Violation or Hazardous Materials existing on the Demised Premises on or before the Commencement Date (unless caused to be on the Demised Premises by Tenant, its employees, agents, customers, sublessees, assignees, contractors, subcontractors, licensees or invitees), nor for any Environmental Violation or Hazardous Materials that migrate onto, under or through the Demised Premises during the term hereof from any adjacent properties.

9.6          Environmental Violations. Except as otherwise specifically provided in this Lease, if an Environmental Violation that was caused by Tenant, its employees, agents, customers, sublessees, assignees, contractors, subcontractors, licensees or invitees, occurs or is found to exist and, in Landlord’s reasonable judgment, the cost of remediation of, or other response action with respect to, the same is likely to exceed $25,000, Tenant shall provide to Landlord, within ten (10) business days after Landlord’s request therefor, adequate financial assurances that Tenant will effect such remediation in accordance with applicable Hazardous Materials Laws. If Tenant fails to correct any such Environmental Violation, Landlord shall have the right (but no obligation), at Tenant’s cost, to take any and all actions as Landlord shall deem necessary or advisable in order to cure such Environmental Violation. All future leases, subleases or concession agreements relating to the Leased Premises entered into by Tenant shall contain covenants of the other party not to at any time (i) cause any Environmental Violation to occur or (ii) permit any person occupying the Demised Premises through said subtenant or concessionaire to cause any Environmental Violation to occur.

9.7	Indemnification.

(a)          Tenant shall indemnify, defend (with counsel reasonably acceptable to Landlord), protect and hold harmless Landlord and each of Landlord’s officers, directors, partners, employees, agents, attorneys, successors and assigns (and Landlord’s lender, if Landlord requests same) from and against any and all claims, liabilities, damages, costs, penalties, forfeitures, losses or expenses (including attorneys’ fees) for death or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising or resulting in whole or in part, directly or indirectly, from the presence or discharge of Hazardous Materials, in, on, under, upon or from the Demised Premises or the Improvements located thereon or from the transportation or disposal of Hazardous Materials to or from the Demised Premises during the term of this Lease to the extent that such Hazardous Materials were introduced upon the Demised Premises by, at the request of or with the permission of Tenant, its employees, agents, customers, sublessees, assignees, contractors, subcontractors, invitees or licensees. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repairs, clean-up or detoxification or decontamination of the Demised Premises or the Improvements, and the presence and implementation of any closure, remedial action or other required plans in connection therewith, and shall survive the expiration of or early termination of the term of this Lease. For purposes of the indemnity provided herein, any acts or omissions of Tenant, or its employees, agents, customers, sublessees, assignees, contractors or subcontractors of Tenant (whether or not they are negligent, intentional, willful or unlawful) shall be strictly attributable to Tenant.

(b)          In the event there exist Hazardous Materials on the Demised Premises in violation of Hazardous Materials Laws prior to the Commencement Date for which Landlord (as owner) is responsible pursuant to applicable Hazardous Materials Laws (the “Pre-Existing Environmental Violations”), Landlord agrees that Landlord shall complete any required remediation of such Pre-Existing Environmental Violations as and when required by the applicable governmental authorities to the extent required by Hazardous Materials Laws. Tenant agrees to provide access on the Demised Premises to Landlord as necessary for Landlord to complete such required remediation.

9.8          Survival. The respective rights and obligations of Landlord and Tenant under this Article 9 shall survive the expiration or earlier termination of this Lease.

ARTICLE 10

MECHANIC’S LIENS AND OTHER LIENS

10.1       Freedom From Liens. Tenant shall not suffer or permit any mechanic’s lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic’s lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record within thirty (30) days after the date of filing the same. If Tenant shall fail to discharge such mechanic’s lien or liens or other lien within such period, then, in addition to any other right or remedy of Landlord, after ten (10) business days prior written notice to Tenant, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceedings with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys’ fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Section 3.4 hereof, shall be repaid by Tenant to Landlord within ten (10) business days after demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify, defend and hold harmless Landlord and the Demised Premises, and any portion thereof, from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys’ fees resulting from the assertion, filing, foreclosure or other legal proceedings with respect to any such mechanic’s lien or other lien. Nothing contained in this Article 10 shall be deemed to render Tenant liable for any mechanic’s or other lien filed with respect to any Landlord Improvements or any Tenant Improvements performed by Landlord, its contractors, subcontractors or agents.

10.2       Removal of Liens. Except as otherwise provided for in this Article 10, Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests or other rights or interests consented to, in writing, by Landlord, or those mortgages, assignments of rents, assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

ARTICLE 11

INTENT OF PARTIES

11.1       Net Lease. Landlord and Tenant do each state and represent that it is the intention of each of them that except as otherwise specifically provided in Section 12.2 below, this Lease be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution, deferment, suspension, reduction or setoff whatsoever. It is the further express intent of Landlord and Tenant that except as otherwise specifically provided in Section 12.2 below, (a) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that the Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease; (b) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant’s possession or authorized use thereof during the term of this Lease, shall be paid by Tenant and all provisions of this Lease are to be interpreted and construed in light of the intention expressed in this Section 11.1; (c) the Basic Rent specified in Sections 1.2 and 3.1 shall be absolutely net to Landlord so that this Lease shall yield net to Landlord the Basic Rent specified in Sections 1.2 and 3.1 in each year during the term of this Lease; (d) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent; and (e) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, any interest thereon.

11.2       Entry by Landlord. If Tenant shall at any time fail to pay any Imposition in accordance with the provisions of Article 5, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article 6, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after prior written notice to Tenant as provided in Section 12.1 (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease, may, but shall be under no obligation to do so, (a) pay any Imposition payable by Tenant pursuant to the provisions of Article 5; (b) take out, pay for and maintain any of the insurance policies provided for in this Lease; or (c) make any other payment or perform any other act on Tenant’s part to be paid or performed as in this Lease provided, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed as a waiver or release of Tenant from any obligation of Tenant contained in this Lease.

11.3       Interest on Unpaid Amounts. If Tenant shall fail to perform any act required of it, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem necessary or desirable, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorneys’ fees. All sums so paid by Landlord and all necessary and incidental costs and expenses, including reasonable attorneys’ fees, in connection with the performance of any such act by Landlord, together with interest thereon at the Maximum Rate of Interest provided in Section 3.4 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord within ten (10) business days of demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant arising out of or by reason of Tenant’s failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant, and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease and the dollar limits of the insurance actually carried by Tenant, less the amount of recovery under any insurance policy obtained by Landlord pursuant to Section 11.2 above if Tenant has reimbursed Landlord for the premiums of such insurance obtained by Landlord pursuant to Section 11.2 above), damages, costs and expenses of suit, including reasonable attorneys’ fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid.

ARTICLE 12

DEFAULTS; REMEDIES

12.1       Events of Default. The occurrence of any of the following shall constitute a default and breach of this Lease by Tenant (hereafter an “Event of Default”):

12.1.1.  Abandonment. If Tenant abandons the Demised Premises. Mere vacation of the Demised Premises (provided that Tenant continues to pay the Rent required hereunder and to perform all of Tenant’s other obligations relating to the Demised Premises) shall not be deemed abandonment.

12.1.2.  Failure to Pay. If Tenant fails to pay Rent or any other charge as and when due where such failure continues for ten (10) days after such Rent was due. Notwithstanding the foregoing, with respect to the first late payment of Rent per calendar year only (if any), no Event of Default for such late payment of Rent shall occur unless Rent remains unpaid for more than ten (10) days after written notice from Landlord.

12.1.3.  Failure to Perform. If Tenant fails to perform any of Tenant’s nonmonetary obligations under this Lease for a period of thirty (30) days after written notice from Landlord; provided that if more time is required to complete such performance, Tenant shall not be in default if Tenant commences such performance within the thirty (30)-day period and thereafter diligently and continuously pursues its completion. However, Landlord shall not be required to give such notice if Tenant’s failure to perform constitutes a noncurable breach of this Lease.

12.1.4.  Other Defaults. (i) If Tenant makes a general assignment or general arrangement for the benefit of creditors; (ii) a petition for adjudication of bankruptcy or for reorganization or rearrangement is filed by or against Tenant and is not dismissed within thirty (30) days; (iii) if a trustee or receiver is appointed to take possession of substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease and possession is not restored to Tenant within thirty (30) days; or (iv) if substantially all of Tenant’s assets located at the Demised Premises or of Tenant’s interest in this Lease is subjected to attachment, execution or other judicial seizure which is not discharged within thirty (30) days. If a court of competent jurisdiction determines that any of the acts described in this Section 12.1.4 is not a default under this Lease, and a trustee is appointed to take possession (or if Tenant remains a debtor in possession) and such trustee or Tenant transfers Tenant’s interest hereunder, then Landlord shall receive, as Additional Rent, the excess (if any) in the Rent (or any other consideration) paid in connection with such assignment or sublease over the Rent payable by Tenant hereunder.

The notices required by this Section 12.1 are intended to satisfy any and all notice requirements imposed by law on Landlord and are not in addition to any such requirement.

12.1.5.  Remedies. Upon the occurrence and during the continued existence of any Event of Default, Landlord may at any time and from time to time, without notice or demand and without preventing Landlord from exercising any other right or remedy, exercise any one or more of the following remedies:

(a)

Terminate Tenant’s right to possess the Demised Premises by any lawful means with or without terminating this Lease, in which event Tenant will immediately surrender possession of the Demised Premises to Landlord. In such event, this Lease continues in full force and effect (except for Tenant’s right to possess the Demised Premises) and Tenant continues to be obligated for and must pay all Rent as and when due under this Lease. Unless Landlord specifically states that it is terminating this Lease,

Landlord’s termination of Tenant’s right to possess the Demised Premises is not to be construed as an election by Landlord to terminate this Lease or Tenant’s obligations and liabilities under this Lease. If Landlord terminates Tenant’s right to possess the Demised Premises, Landlord shall use reasonable efforts to mitigate damages by reletting to the extent required under Minnesota law. In the event of such a termination of Tenant’s right to possession of the Demised Premises, Landlord may, but is not obligated to, re-enter the Demised Premises and remove any or all of Tenant’s property therefrom, and Landlord may store any property Landlord so removes from the Demised Premises in a public warehouse or elsewhere at the cost and for the account of Tenant, and if Tenant fails to pay the storage charges within ten (10) business days after receipt of the invoice therefor Landlord may deem such property abandoned and cause such property to be sold or otherwise disposed of without further obligation or any accounting to Tenant. Upon such re-entry, Landlord may relet all or any part of the Demised Premises to a third party or parties for Tenant’s account. Tenant is immediately liable to Landlord for all Re-entry Costs and must pay Landlord the same within five (5) business days after Landlord’s notice to Tenant. Landlord may relet the Demised Premises for a period shorter or longer than the remaining term. If Landlord relets all or any part of the Demised Premises, Tenant remains obligated to pay all Rent when due under this Lease; provided that Landlord will, on a monthly basis, credit any Net Rent received for the current month against Tenant’s Rent obligation for the next succeeding month. If the Net Rent received for any month exceeds Tenant’s Rent obligation for the succeeding month, Landlord may retain the surplus and shall apply it to future months. For purposes of this Lease, “Re-entry Costs” means costs and expenses Landlord incurs re-entering or reletting all or any part of the Demised Premises, including, without limitation, all costs and expenses Landlord incurs (a) maintaining or preserving the Demised Premises after an Event of Default; (b) recovering possession of the Demised Premises, removing persons and property from the Demised Premises and storing such property (including court costs and reasonable attorneys’ fees); (c) reletting, renovating or altering the Demised Premises; and (d) real estate commissions, advertising expenses and similar expenses paid or payable in connection with reletting all or any part of the Demised Premises. “Re-entry Costs” also includes the value of free rent and other concessions Landlord gives in connection with re-entering or reletting all or any part of the Premises. “Net Rent” means all Rent Landlord actually receives from any reletting of all or any part of the Premises, after first deducting the Re-entry Costs and any other amounts owed by Tenant to Landlord.

(b)

Terminate this Lease effective on the date Landlord specifies in Landlord’s notice to Tenant. Upon termination, Tenant will immediately surrender possession of the Demised Premises to Landlord as provided in Section 21.18. If Landlord terminates this Lease, Landlord may recover from

Tenant and Tenant will pay to Landlord on demand all damages Landlord incurs by reason of Tenant’s default, including, without limitation, (a) all Rent due and payable under this Lease as of the effective date of the termination; (b) any amount necessary to compensate Landlord for any loss, cost or damages proximately caused Landlord by Tenant’s failure to perform its obligations under this Lease, including, but not limited to, any Re-entry Costs; and (c) an amount equal to the amount by which (i) the present worth, as of the effective date of the termination, of the Basic Rent for the balance of the term remaining after the effective date of the termination (assuming no termination) exceeds (ii) the present worth, as of the effective date of the termination, of a fair market Rent for the Demised Premises for the same period. For purposes of this Section 12.1.5(b), Landlord will compute present worth by utilizing a discount rate of 8% per annum. Nothing in this Section 12.1.5(b) limits or prejudices Landlord’s right to prove and obtain damages in an amount equal to the maximum amount allowed by law, regardless whether such damages are greater than the amounts set forth in this Section 12.1.5(b).

(c)

Pursue any other remedy now or hereafter available to Landlord under the laws or judicial decisions of the state in which the Demised Premises are located. All rights and remedies of Landlord under this Lease are cumulative and the exercise of any one or more remedies at any time or from time to time does not limit or preclude the further exercise by Landlord of the same or any other rights or remedies at any time or from time to time.

12.1.6.  Right of Landlord to Re-Enter. In the event of any termination of this Lease, Landlord shall have the immediate right to enter upon and repossess the Demised Premises, and any personal property of Tenant may be removed from the Demised Premises and stored in any public warehouse at the risk and expense of Tenant.

12.1.7.  Cumulative Remedies. Landlord’s exercise of any right or remedy shall not prevent it from exercising any other right or remedy.

12.2       Legal Costs. Tenant shall reimburse Landlord, upon demand, for any reasonable costs or expenses incurred by Landlord in connection with any breach or default of Tenant under this Lease, whether or not suit is commenced or judgment entered. Such costs shall include reasonable legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. Tenant shall also indemnify, protect, defend and hold harmless Landlord from all costs, expenses, demands and liability (including, without limitation, reasonable attorneys’ fees and costs, including reasonable attorneys’ fees as a result of the enforcement of this indemnity) incurred by Landlord if Landlord becomes or is made a party to any claim or action (a) instituted by Tenant, or by any third party against Tenant, or by or against any person holding any interest under or using the Demised Premises by license of or agreement with Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. Tenant shall defend Landlord against any such claim or action at Tenant’s expense with counsel reasonably acceptable to Landlord or, at Landlord’s election, Tenant shall reimburse Landlord for any reasonable legal fees or costs incurred by Landlord in any such claim or action.

If Landlord breaches any of its obligations hereunder and such breach remains uncured for a period of thirty (30) days after written notice from Tenant (provided such thirty-day period shall be extended so long as Landlord commences the cure of such breach within such thirty-day period and thereafter diligently and continuously pursues completion of the cure), then Landlord shall be in default hereunder. In such event, Tenant may, but shall not be obligated to, cure any such default by Landlord. Landlord shall reimburse Tenant, upon demand, for any reasonable costs or expenses incurred by Tenant in connection with any default of Landlord under this Lease, including, but not limited to, the costs incurred by Tenant in curing such default, whether or not suit is commenced or judgment entered. Such costs shall include legal fees and costs incurred for the negotiation of a settlement, enforcement of rights or otherwise. In the event (i) Landlord has not cured its breach within thirty (30) days of written notice from Tenant, (ii) Tenant has cured any such Landlord default, (iii) Tenant has made a second written demand to Landlord to reimburse Tenant’s costs of cure and Landlord fails to reimburse such costs within thirty (30) days of such second notice, then Tenant may offset such amounts owed by Landlord not to exceed ten percent (10%) of the monthly Basic Rent in any one month.

12.3       No Waiver. No failure by Landlord or by Tenant to insist upon the performance of any of the terms of this Lease or to exercise any right or remedy upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this Lease. None of the terms of this Lease to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease, but each of the terms of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease. No waiver of any default herein shall be implied from any omission of the non-defaulting party to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. No statement on a payment check from Tenant or in a letter accompanying a payment check shall be binding on Landlord. Landlord may, with or without notice to Tenant, negotiate such check without being bound to the conditions of such statement.

12.4       Waiver by Tenant. Tenant hereby waives all claims by Landlord’s re-entering and taking possession of the Demised Premises in accordance with the terms of this Lease and removing and storing the property of Tenant as permitted under this Lease and will save Landlord harmless from all losses, costs or damages occasioned Landlord thereby. No such reentry shall be considered or construed to be a forcible entry by Landlord.

ARTICLE 13

DESTRUCTION AND RESTORATION

13.1       Destruction and Restoration. Tenant covenants and agrees that in case of damage to or destruction of the Improvements after the Commencement Date of the term of this Lease, by fire or otherwise, Tenant, at its sole cost and expense, shall promptly restore, repair, replace and rebuild the same as nearly as possible to the condition that the same were in immediately prior to such damage or destruction with such changes or alterations (made in conformity with Article 19 hereof) as may be reasonably acceptable to Landlord or required by law. Tenant shall forthwith give Landlord written notice of such damage or destruction upon the occurrence thereof and specify in such notice, in reasonable detail, the extent thereof. Such restoration, repairs, replacements, rebuilding, changes and alterations, including the cost of temporary repairs for the protection of the Demised Premises, or any portion thereof, pending completion thereof are sometimes hereinafter referred to as the “Restoration.” The Restoration shall be carried on and completed, on or before the expiration of the term of this Lease, in accordance with the provisions and conditions of Section 13.4 and Article 19 hereof; provided, however, that if the term of this Lease would otherwise terminate or expire prior to completion of such Restoration, then in that event the term of this Lease shall be extended and remain in full force and effect until the completion of such Restoration. If the net amount of the insurance proceeds (after deduction of all costs, expenses and fees related to recovery of the insurance proceeds) recovered by Landlord and held by Landlord (or, if required, by Landlord’s lender, by such lender) and Tenant as co-trustees is reasonably deemed insufficient by Landlord to complete the Restoration of such improvements (exclusive of Tenant’s personal property and trade fixtures which shall be restored, repaired or rebuilt out of Tenant’s separate funds), Tenant shall bear all costs of the Restoration, without resort to the insurance proceeds, until the estimated deficiency is eliminated. Notwithstanding the foregoing, if the period for renewing the then-current term of this Lease expires without Tenant having exercised its renewal option (or, at any time during the last year of the last renewal option), an event of casualty thereafter occurs, and if the cost of Restoration is reasonably estimated to exceed $1,000,000 and insurance proceeds are available to cover the complete costs of such Restoration, Tenant may elect to terminate this Lease by giving written notice to Landlord within forty-five (45) days of such casualty, and in such event of termination, Tenant shall assign all proceeds of the insurance required to be maintained by Tenant pursuant to Section 6.1 above and pay any deductible portion thereunder to Landlord (or Landlord’s lender, if so required). In the event such insurance proceeds are not sufficient to cover the costs of rebuilding, Tenant shall pay any such excess rebuilding costs to Landlord or Landlord’s lender. Upon such termination, Tenant shall have no further obligations under this Lease accruing from and after the date of such termination except as specifically provided herein.

13.2       Application of Insurance Proceeds. All insurance monies recovered by Landlord (or, if required, Landlord’s lender) and Tenant as co-trustees on account of such damage or destruction, less the reasonable costs, if any, to Landlord or Landlord’s mortgagee of such recovery, if any, shall be applied to the payment of the costs of the Restoration and shall be paid out from time to time as the Restoration progresses upon the written request of Tenant (such written request to be made to Landlord and the insurer in the event insurance proceeds are payable to Tenant or, if Landlord’s mortgagee requires such insurance proceeds to be held by Landlord’s mortgagee and Tenant as co-trustees, to Landlord, Landlord’s mortgagee and the insurer), accompanied by AIA Forms G702 and G703 (or such other similar form as may be required by Landlord’s mortgagee) signed by the architect or a qualified professional engineer in charge of the Restoration together with a certificate signed by such architect or engineer that (a)

except for the amount, if any, stated in such certificate to be due for work, labor, services or materials, there is no outstanding indebtedness known to the person signing such certificate, after due inquiry, which is then due for work, labor, services or materials in connection with such Restoration, which, if unpaid, might become the basis of a mechanic’s lien or similar lien with respect to the Restoration or a lien upon the Demised Premises, or any portion thereof; and (b) the Balance to Finish shown on Line 9 of such AIA Form G702 does not exceed the sum of the remaining insurance monies, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate.

Tenant shall furnish Landlord, at the time of any such payment, evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied in connection with such Restoration. Landlord (or Landlord’s lender, if applicable), and Tenant as co-trustees shall not be required to pay out any insurance monies where Tenant fails to supply satisfactory evidence of the payment of work, labor, services or materials performed, furnished or supplied, as aforesaid. Upon completion of the Restoration and payment in full thereof by Tenant, Tenant shall be entitled to receive any insurance monies or other monies then remaining upon submission of proof reasonably satisfactory to Landlord that the Restoration has been paid for in full and the damaged or destroyed Building and other improvements repaired, restored or rebuilt as nearly as possible to the condition they were in immediately prior to such damage or destruction, or with such changes or alterations as may be made in conformity with Section 13.1 and Article 19 hereof.

13.3       Continuance of Tenant’s Obligations. Except as specifically provided in Section 13.1 above, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent payable under this Lease or from any of its other obligations under this Lease, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of any such damage or destruction.

13.4       Completion of Restoration. The foregoing provisions of this Article 13 apply only to damage or destruction of the Improvements by fire, casualty or other cause occurring after the Commencement Date. Any such damage or destruction occurring prior to such time shall be restored, repaired, replaced and rebuilt by Landlord and during such period of construction Landlord shall obtain and maintain builder’s risk insurance coverage. All monies received by Landlord under its builder’s risk insurance coverage shall be applied by Landlord to complete the Restoration of such damage or destruction and, if such insurance proceeds are insufficient, Landlord shall provide all additional funds necessary to complete the Restoration of the Improvements. The obligation of Landlord described in the preceding sentence shall terminate as of the Commencement Date.

13.5       Lender as Trustee. Notwithstanding the foregoing provisions of this Article 13 or any provisions of Article 14 to the contrary, Landlord’s lender may elect, at its option, in lieu of serving as co-trustee with Tenant for the distribution of insurance proceeds or condemnation proceeds, to hold and distribute same on its own account (and not as a co-trustee with Tenant) in accordance with the terms of said Article 13 and Article 14.

ARTICLE 14

CONDEMNATION

14.1       Condemnation of Entire Demised Premises. If, during the term of this Lease, the entire Demised Premises shall be taken as the result of the exercise of the power of eminent domain (hereinafter referred to as the “Proceedings”), this Lease and all right, title and interest of Tenant hereunder shall cease and come to an end on the date of vesting of title pursuant to such Proceedings and Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease.

In any taking of the Demised Premises, or any portion thereof, whether or not this Lease is terminated as in this Article 14 provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Improvements, except as otherwise provided for in Section 14.3 with respect to the restoration of the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease, except that Tenant shall have, nevertheless, the limited right to prove in the Proceedings and to receive any award which may be made for damages to or condemnation of Tenant’s movable trade fixtures and equipment, and for Tenant’s relocation costs in connection therewith.

14.2       Partial Condemnation/Termination of Lease. If, during the Initial Term of this Lease, or any extension or Renewal Term, less than the entire Demised Premises, but more than fifteen percent (15%) of the floor area of the Building, more than twenty-five percent (25%) of the land area of the Demised Premises, a portion of the parking spaces at the Demised Premises resulting in a zoning or code violation that is not cured by a variance or other permission from the applicable authority, or all access rights to the Demised Premises, shall be taken in any such Proceedings, this Lease shall, upon vesting of title in the Proceedings, terminate as to the portion of the Demised Premises so taken, and Tenant may, at its option, terminate this Lease as to the remainder of the Demised Premises. Tenant shall not have the right to terminate this Lease pursuant to the preceding sentence unless (a) the business of Tenant conducted in the portion of the Demised Premises taken cannot reasonably be carried on with substantially the same utility and efficiency in the remainder of the Demised Premises (or any substitute space securable by Tenant pursuant to clause [b] hereof) and (b) Tenant cannot construct or secure substantially similar space to the space so taken, on the Demised Premises. Such termination as to the remainder of the Demised Premises shall be effected by notice in writing given not more than sixty (60) days after the date of vesting of title in such Proceedings, and shall specify a date not more than sixty (60) days after the giving of such notice as the date for such termination. Upon the date specified in such notice, the term of this Lease, and all right, title and interest of Tenant hereunder, shall cease and come to an end. If this Lease is terminated as in this Section 14.2 provided, Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1. The right of Tenant to terminate this Lease, as in this Section 14.2 provided, shall be exercisable only upon condition that no Event of Default by Tenant has occurred and is continuing, and such termination upon Tenant’s part shall become effective only upon compliance by Tenant with all such terms, covenants and conditions to the date of such termination. In the event that Tenant elects not to terminate this Lease as to the remainder of the Demised Premises, the rights and obligations of Landlord and Tenant shall be governed by the provisions of Section 14.3 hereof.

14.3       Partial Condemnation/Continuation of Lease. If (a) fifteen percent (15%), or less, of the floor area of the Building, or (b) twenty-five percent (25%), or less, of the land area of the Demised Premises, or (c) a portion of the parking spaces at the Demised Premises that does not result in a zoning or code violation (or results in a zoning or code violation that is cured by a variance or other permission from the applicable authority), or (d) some (but not all) access rights to the Demised Premises shall be taken in such Proceedings, or if (w) more than fifteen percent (15%) of the floor area of the Building or (x) more than twenty-five percent (25%) of the land area of the Demised Premises or (y) a portion of the parking spaces at the Demised Premises resulting in a zoning or code violation that is not cured by a variance or other permission from the applicable authority, or (z) all access rights to the Demised Premises is taken (but less than the entire Demised Premises), and this Lease is not terminated as in Section 14.2 hereof provided, this Lease shall, upon vesting of title in the Proceedings, terminate as to the parts so taken, and Tenant shall have no claim or interest in the award, damages, consequential damages and compensation, or any part thereof except as otherwise provided in Section 14.1. Landlord shall be entitled to and shall receive the total award made in such Proceedings, Tenant hereby assigning any interest in such award, damages, consequential damages and compensation to Landlord, and Tenant hereby waiving any right Tenant has now or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease except as otherwise provided in Section 14.1. The net amount of the award (after deduction of all costs and expenses, including attorneys’ fees), shall be held by Landlord and Tenant as co-trustees and applied as hereinafter provided. Tenant, in such case, covenants and agrees, at Tenant’s sole cost and expense (subject to reimbursement to the extent hereinafter provided), promptly to restore that portion of the Improvements on the Demised Premises not so taken to a complete architectural and mechanical unit for the use and occupancy of Tenant as in this Lease provided. In the event that the net amount of the award (after deduction of all costs and expenses, including attorneys’ fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking is insufficient to pay all costs of such restoration work, Tenant shall deposit with Landlord and Tenant as co-trustees such additional sum as may be required upon the written request of Landlord. The provisions and conditions in Article 19 applicable to changes and alterations shall apply to Tenant’s obligations to restore that portion of the Improvements to a complete architectural and mechanical unit. Landlord and Tenant as co-trustees agree in connection with such restoration work to apply so much of the net amount of any award (after deduction of all costs and expenses, including attorneys’ fees) that may be received by Landlord and held by Landlord and Tenant as co-trustees in any such Proceedings for physical damage to the Improvements as a result of such taking to the costs of such restoration work thereof and the said net award for physical damage to the Improvements as a result of such taking shall be paid out from time to time to Tenant, or on behalf of Tenant, as such restoration work progresses upon the written request of Tenant, which shall be accompanied by AIA Forms G702 and G703 (or such other similar form as may be required by Landlord’s mortgagee) signed by the architect or the registered professional engineer in charge of the restoration work, together with a certificate signed by such architect or engineer that the Balance to Finish shown on Line 9 of such AIA Form G702 does not exceed the sum of the remaining insurance monies or award for physical damage to the Improvements as a result of such taking, plus the amount deposited by Tenant, if any, remaining in the hands of Landlord after payment of the sum requested in such certificate. If payment of the award for physical damage to the Improvements as a result of such taking, as aforesaid, shall not be received by Landlord in time to permit payments as the restoration work progresses (except in the event of an appeal of the award by Landlord), Tenant shall, nevertheless, perform and fully pay for such work without delay, and payment of the amount to which Tenant may be entitled shall thereafter be made by Landlord out of the net award for physical damage to the Improvements as a result of such taking as and when payment of such award is received by Landlord. If Landlord appeals an award and payment of the award is delayed pending appeal, Tenant shall nevertheless perform and fully pay for such work without delay, and payment of the amount to which Tenant would have been entitled had Landlord not appealed the award (in an amount not to exceed the net award prior to such appeal) shall be made by Landlord to Tenant as restoration progresses pursuant to this Section 14.3, in which event Landlord shall be entitled to retain an amount equal to the sum disbursed to Tenant pursuant to this sentence out of the net award as and when payment of such award is received by Landlord. Notwithstanding anything to the contrary contained in the immediately prior sentence, Tenant may elect to join in the appeal by Landlord, in which case Landlord and Tenant shall share equally in all costs of prosecuting the appeal (including interim costs of funding Restoration of the Demised Premises) and the increase in the award (if any) arising therefrom. Tenant shall also furnish Landlord and Tenant as co-trustees with each certificate hereinabove referred to, together with evidence reasonably satisfactory to Landlord that there are no unpaid bills in respect to any work, labor, services or materials performed, furnished or supplied, or claimed to have been performed, furnished or supplied, in connection with such restoration work, and that no liens have been filed against the Demised Premises, or any portion thereof. Landlord and Tenant as co-trustees shall not be required to pay out any funds when there are unpaid bills for work, labor, services or materials performed, furnished or supplied in connection with such restoration work, or where a lien for work, labor, services or materials performed, furnished or supplied has been placed against the Demised Premises, or any portion thereof. Upon completion of the restoration work and payment in full therefor by Tenant, and upon submission of proof reasonably satisfactory to Landlord that the restoration work has been paid for in full and that the Improvements have been restored or rebuilt to a complete architectural and mechanical unit for the use and occupancy of Tenant as provided in this Lease, Landlord and Tenant as co-trustees shall pay over to Tenant any portion of the cash deposit furnished by Tenant then remaining. From and after the date of delivery of possession to the condemning authority pursuant to the Proceedings, a just and proportionate part of the Basic Rent, according to the extent and nature of such taking, shall abate for the remainder of the term of this Lease.

14.4       Continuance of Obligations. In the event of any termination of this Lease, or any part thereof, as a result of any such Proceedings, Tenant shall pay to Landlord all Basic Rent and all Additional Rent and other charges payable hereunder with respect to that portion of the

Demised Premises so taken in such Proceedings with respect to which this Lease shall have terminated justly apportioned to the date of such termination. From and after the date of vesting of title in such Proceedings, Tenant shall continue to pay the Basic Rent and Additional Rent and other charges payable hereunder, as in this Lease provided, to be paid by Tenant, subject to an abatement of a just and proportionate part of the Basic Rent according to the extent and nature of such taking as provided for in Section 14.3 and Section 14.5 hereof in respect to the Demised Premises remaining after such taking.

14.5       Adjustment of Rent. In the event of a partial taking of the Demised Premises under Section 14.3 hereof, or a partial taking of the Demised Premises under Section 14.2 hereof, followed by Tenant’s election not to terminate this Lease, the fixed Basic Rent payable hereunder during the period from and after the date of vesting of title in such Proceedings to the termination of this Lease shall be reduced to a sum equal to the product of the Basic Rent provided for herein multiplied by a fraction, the numerator of which is the value of the Demised Premises after such taking and after the same has been restored to a complete architectural unit, and the denominator of which is the value of the Demised Premises prior to such taking.

ARTICLE 15

ASSIGNMENT, SUBLETTING, ETC.

15.1       Restriction on Transfer. Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof (each of which are herein referred to sometimes as a “Transfer”), without obtaining Landlord’s prior written consent in each and every instance (except as otherwise provided in Section 15.4 hereof), which consent shall not be unreasonably withheld or delayed. Tenant’s request for consent to a Transfer must describe in detail the parties, terms, portion of the Demised Premises, and other circumstances involved in the proposed Transfer. Landlord will notify Tenant of Landlord’s election to consent or withhold consent within twenty (20) days of Landlord’s receipt of such a written request for consent to the Transfer from Tenant. In the event any Transfer necessitates alterations to the Building or the Demised Premises due to applicable laws or increased demand for services, Tenant shall make such alterations at Tenant’s cost, subject to the provisions of Article 19. Tenant will provide Landlord with any additional information Landlord reasonably requests regarding the proposed Transfer or the proposed transferee. If Landlord consents to a Transfer, the following conditions must be complied with:

15.1.1.  Any assignment of this Lease shall transfer to the assignee all of Tenant’s right, title and interest in this Lease and all of Tenant’s estate or interest in the Demised Premises.

15.1.2.  At the time of any assignment or subletting, and at the time when Tenant requests Landlord’s written consent thereto, this Lease must be in full force and effect, without any Event of Default thereunder on the part of Tenant.

15.1.3.   Any such assignee shall assume, by written, recordable instrument, in form and content reasonably satisfactory to Landlord, the due performance of all of Tenant’s obligations under this Lease, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content reasonably satisfactory to Landlord, fully executed and acknowledged by assignee, together with a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord within a reasonable time following the effective date of such assignment.

15.1.4.  In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and the sublessee shall be mailed to Landlord promptly following the effective date of such subletting.

15.1.5.  All Transfers shall be subject to all the provisions, terms, covenants and conditions of this Lease. Any Tenant-assignor (and the guarantor or guarantors of this Lease, if any) and the assignee or assignees shall continue to be and remain liable under this Lease, as it may be amended from time to time without notice to any assignor of Tenant’s interest or to any guarantor.

15.1.6.  Each sublease permitted under this Section 15.1 shall contain provisions to the effect that (i) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease and to all of the rights of Landlord thereunder; and (ii) in the event this Lease shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord’s option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease.

15.1.7.  Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorneys’ fees paid or payable to outside counsel, occasioned by such Transfer.

15.2       Restriction From Further Assignment. Notwithstanding anything contained in this Lease to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease or of Tenant’s interest or estate in the Demised Premises, and except with respect to assignments and/or subleases made in accordance with Section 15.4 below, no sublessee shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord’s prior written consent in each and every instance, which consent shall not be unreasonably withheld or unduly delayed. No such assignment or subleasing shall relieve Tenant from any of Tenant’s obligations in this Lease contained.

15.3       Tenant’s Failure to Comply. Tenant’s failure to comply with all of the foregoing provisions and conditions of this Article 15 shall (whether or not Landlord’s consent is required under this Article 15), at Landlord’s option, render any purported Transfer null and void and of no force and effect.

15.4       Transfers to Affiliates. Provided that no Event of Default exists under this Lease, Tenant may, without Landlord’s consent, assign or sublet all or a portion of this Lease or the Demised Premises to an Affiliate (as hereafter defined) if (a) Tenant notifies Landlord at least twenty (20) days prior to such assignment or subletting; (b) in the case of an assignment, Tenant delivers to Landlord, at the time of Tenant’s notice, current consolidated financial statements of Tenant and the proposed assignee that are reasonably acceptable to Landlord; and (c) Tenant delivers to Landlord, not later than the effective date of the assignment or subletting, a written agreement reasonably acceptable to Landlord under which the assignee or sublessee (to the extent applicable under the terms of the sublease) assumes and agrees to perform Tenant’s obligations under this Lease and to observe all terms and conditions of this Lease. Tenant will also promptly provide Landlord with copies of any documents reasonably requested by Landlord to document the status and relationship between Tenant and its Affiliate. A Transfer to an Affiliate does not release Tenant from any liability or obligation under this Lease. “Affiliate” means (i) any person or entity that, directly or indirectly, controls, is controlled by or is under common control with Tenant or any of its controlling principal shareholders; (ii) any trust or entity created by any of Tenant’s controlling principal shareholders for estate planning purposes; (iii) any entity into which Tenant is consolidated or merged; and (iv) any entity to which substantially all of the assets of Tenant are transferred. For purposes of this definition, “control” means possessing the power to direct or cause the direction of the management and policies of the entity by the ownership of a majority of the voting securities of the entity. In the event of consolidation of Tenant with one or more other entities or the sale or other disposition of all or substantially all of the assets of Tenant to one or entities, the surviving entity or transferee of assets, as the case may be, shall deliver to Landlord, and any assignee of any interest of Landlord, an acknowledged instrument assuming all obligations, covenants and responsibilities of Tenant hereunder.

15.5       Landlord’s Consent Standards. For purposes of Section 15.1 and in addition to any other reasonable grounds for denial, Landlord’s consent to any of the transactions described in Section 15.1 will be deemed reasonably withheld if, in Landlord’s good faith judgment, any one or more of the following apply: (a) a proposed assignee or sublessee of the entire Premises does not have the financial strength to perform the Tenant’s obligations under this Lease; (b) the proposed transferee does not have a good business reputation; (c) the use of the Demised Premises by the proposed transferee would, in Landlord’s reasonable judgment, materially impact the Building or the Demised Premises in a negative manner; (d) the transferee is a government (or agency or instrumentality thereof); or (e) an Event of Default exists under this Lease at the time Tenant requests consent to the proposed transaction.

ARTICLE 16

SUBORDINATION, NONDISTURBANCE,

NOTICE TO MORTGAGEE AND ATTORNMENT

16.1       Subordination by Tenant. This Lease and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature (“Mortgage”), which at any time may be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage, and any mortgagee shall in such event be deemed entered into a non-disturbance agreement with Tenant as provided below. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of subjecting and subordinating this Lease to the lien of any such Mortgage so long as the instruments contain the non-disturbance agreement described below. It is agreed, nevertheless, that such subordination agreement or other instrument, release or document shall provide that, subject to the exercise of the rights and remedies of the “Landlord” upon the occurrence of an Event of Default, neither the mortgagee nor any purchaser at a foreclosure sale, sheriff’s sale, trustee’s sale or similar proceeding shall, except in the exercise of Landlord’s rights and remedies under this Lease for a breach or default hereof by Tenant, in any manner interfere with, hinder or molest Tenant’s right to quiet enjoyment under this Lease, nor the right of Tenant to continue to occupy the Demised Premises, and all portions thereof, and to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements of this Lease, and this Lease shall continue in full force and effect, notwithstanding any such foreclosure, sheriff’s sale, trustee’s sale or similar proceeding, as a direct lease between the purchaser, as Landlord, and Tenant as Tenant, so long as no Event of Default by Tenant has occurred and is continuing and Tenant continues to observe all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease. Tenant shall not be named a defendant by Landlord or otherwise made a party to any foreclosure proceedings by Landlord. The lien of any such Mortgage shall not cover Tenant’s trade fixtures or other personal property located in or on the Demised Premises. Within ten (10) days of request by Landlord, Tenant agrees to execute and deliver to Landlord a subordination, non-disturbance and attornment agreement in the form attached hereto as Exhibit “F”, or such other form reasonably requested by and acceptable to Landlord, Tenant and the holder of the Mortgage (“SNDA”).

16.2       Landlord’s Default. In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and Landlord’s mortgagee prior written notice of such act or omission and until a thirty (30)-day period of time to allow each of Landlord and the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30)-day period, the Landlord and/or mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it shall have commenced remedying the same with due diligence and in good faith within said thirty (30)-day period. In the event Landlord’s act or omission which constitutes a Landlord’s default hereunder results in an immediate threat of bodily harm to Tenant’s employees, agents or invitees, or damage to Tenant’s property Tenant may proceed to cure the default without prior notice to Landlord provided, however, in that event Tenant shall give written notice to Landlord as soon as possible after commencement of such cure. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

16.3       Attornment. If any mortgagee or other purchaser at a sheriff’s sale, trustee’s sale or similar proceeding shall succeed to the rights of Landlord under this Lease or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then Tenant shall attorn to and recognize such mortgagee or purchaser as Tenant’s landlord under this Lease and the mortgagee or purchaser shall accept such attornment, and both parties shall promptly execute and deliver any instrument that either party may reasonably request to evidence such attornment. In the event of any other transfer of Landlord’s interest hereunder, upon the written request of the transferee, Landlord or Tenant, Tenant shall attorn to and recognize such transferee as Tenant’s landlord under this Lease and the transferee shall accept such attornment, and both parties shall promptly execute and deliver any instrument that such transferee, Landlord, or Tenant may reasonably request to evidence such attornment.

ARTICLE 17

SIGNS

17.1       Tenant’s Signs. Tenant may erect signs on the exterior of the Building and/or a monument sign on the landscaped area adjacent thereto, provided that such sign or signs (a) do not cause any structural damage or other damage to the Building; (b) do not violate applicable governmental laws, ordinances, rules or regulations; (c) do not violate any existing covenants, conditions or restrictions affecting the Demised Premises; and (d) are compatible with the architecture of the Building and the landscaped area adjacent thereto. Tenant may not install any exterior or monument sign until it has obtained all necessary governmental and quasi-governmental approvals therefor, all third party approvals, and Landlord’s reasonable approval as to the size, location, design and all other aspects thereof. When Tenant requests Landlord’s approval of any such sign, Tenant will concurrently submit to Landlord the proposed fabrication drawings thereof. Landlord’s consent to such sign shall be granted or withheld within twenty (20) days following Tenant’s written request therefor accompanied by the documentation required above. If Landlord has failed to respond within said 20-day period, Landlord’s approval shall be deemed granted. Tenant shall be responsible for the cost of such signs and the installation thereof in excess of the sign allowance set forth in the Outline Plans and Specifications, and Tenant shall be responsible to maintain any such signs allowed by this Section 17.1 at Tenant’s sole cost and expense. Tenant must remove such signage prior to the expiration or earlier termination of this Lease, and must repair and restore any damage to the Demised Premises caused by such installation and/or removal.

ARTICLE 18

REPORTS BY TENANT

18.1       Annual Statements. Upon request by Landlord at any time after one hundred thirty-five (135) days after the end of the applicable fiscal year of Tenant, Tenant shall deliver to Landlord (within fifteen (15) days after receipt of written request) a copy of its audited, consolidated financial statement (including, but not limited to, an audited balance sheet, if available, and an income statement), including the certification of its auditor, and similar financial statement of any guarantor of Tenant’s obligations under this Lease.

ARTICLE 19

CHANGES AND ALTERATIONS

19.1       Tenant’s Changes and Alterations. Tenant shall have the right at any time, and from time to time during the term of this Lease, to make such changes and alterations, structural or otherwise, to the Building, improvements and fixtures hereafter erected on the Demised Premises as Tenant shall deem necessary or desirable in connection with the requirements of its business, which such changes and alterations (other than changes or alterations of Tenant’s movable trade fixtures and equipment) shall be made in all cases subject to the following conditions, which Tenant covenants to observe and perform:

19.1.1.  Permits. No change or alteration shall be undertaken until Tenant shall have procured and paid for, so far as the same may be required from time to time, all municipal, state and federal permits and authorizations of the various governmental bodies and departments having jurisdiction thereof, and Landlord agrees to join in the application for such permits or authorizations whenever such action is necessary, all at Tenant’s sole cost and expense, provided that either such applications do not cause Landlord to become liable for any cost, fees or expenses, or Tenant pays any such costs, fees or expenses on Landlord’s behalf.

19.1.2.  Compliance with Plans and Specifications. Before commencement of any change, alteration, restoration or construction (hereinafter sometimes referred to as “Work”) involving in the aggregate an estimated cost of more than One Hundred Thousand and No/100 Dollars ($100,000.00) (excluding work, such as painting or carpeting, for which plans are not reasonably required) or which would materially alter the mechanical, structural, electrical, plumbing, or fire/life safety systems of the Improvements, Tenant shall (i) furnish Landlord with detailed plans and specifications of the proposed change or alteration; (ii) obtain Landlord’s prior written consent, which consent shall not be unreasonably withheld (but such consent may be withheld if the change or alteration would, in the reasonable judgment of Landlord, impair the value or usefulness of the Land or Improvements, or any substantial part thereof); (iii) obtain Landlord’s prior written approval of a licensed architect or licensed professional engineer selected and paid for by Tenant, who shall supervise any such work (hereinafter referred to as “Alterations Architect or Engineer”); (iv) obtain Landlord’s prior written approval of detailed plans and specifications prepared and approved in writing by said Alterations Architect or Engineer, and of each amendment and change thereto; and (v) if the estimated cost of the Work exceeds $1,000,000.00, furnish to Landlord a surety company performance bond issued by a surety company licensed to do business in the state in which the Demised Premises are located and reasonably acceptable to Landlord in an amount equal to the estimated cost of such work guaranteeing the completion thereof within a reasonable time thereafter (1) free and clear of all mechanic’s liens or other liens, encumbrances, security interests and charges, and (2) in accordance with the plans and specifications approved by Landlord.

19.1.3.  Value Maintained. Any change or alteration shall, when completed, be of such character as not to reduce the value or utility of the Demised Premises or the Building to which such change or alteration is made below its value or utility immediately before such change or alteration, nor shall such change or alteration reduce the area or cubic content of the Building, nor change the character of the Demised Premises or the Building as to use without Landlord’s express written consent.

19.1.4.  Compliance with Laws. All Work done in connection with any change or alteration shall be done promptly and in a good and workmanlike manner and in compliance with all building and zoning laws of the place in which the Demised Premises are situated, and with all laws, ordinances, orders, rules, regulations and requirements of all federal, state and municipal governments and appropriate departments, commissions, boards and officers thereof, and in accordance with the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are located, or any other body exercising similar functions. The cost of any such change or alteration shall be promptly paid when due so that the Demised Premises and all portions thereof shall at all times be free of liens for labor and materials supplied to the Demised Premises, or any portion thereof. The Work shall be prosecuted with reasonable dispatch, delays due to strikes, lockouts, acts of God, inability to obtain labor or materials, governmental restrictions or similar causes beyond the control of Tenant excepted. Tenant shall obtain and maintain, at its sole cost and expense, or cause to be obtained and maintained at no expense to Landlord, during the performance of the Work, workers’ compensation insurance covering all persons employed in connection with the Work and with respect to which death or injury claims could be asserted against Landlord or Tenant or against the Demised Premises or any interest therein, and the insurance coverages required by Section 6.1 hereof shall be supplemented with “builder’s risk” insurance on a completed value form or other comparable coverage on the Work, subject to Tenant’s right to self-insure with respect to the first $25,000 of the risk. All such insurance shall be in a company or companies authorized to do business in the state in which the Demised Premises are located and reasonably satisfactory to Landlord, and all such policies of insurance or certificates of insurance shall be delivered to Landlord endorsed “Premium Paid” by the company or agency issuing the same, or with other evidence of payment of the premium satisfactory to Landlord.

19.1.5.  Property of Landlord. All improvements and alterations (other than Tenant’s movable trade fixtures, equipment and back-up generators) made or installed by Tenant shall immediately, upon completion or installation thereof, become the property of Landlord without payment therefor by Landlord, and shall be surrendered to Landlord on the expiration of the term of this Lease.

19.1.6.  Location of Improvements. No change, alteration, restoration or new construction shall be in or connect the Improvements with any property, building or other improvement located outside the boundaries of the parcel of land described in Exhibit “A”, nor shall the same obstruct or interfere with any existing easement.

19.1.7.  Removal of Improvements. As a condition to granting approval for any changes or alterations (other than the initial Tenant Improvements), Landlord may require, by written notice to Tenant, given at or prior to the time of granting such approval, that Tenant is to remove any improvements, additions or installations installed by Tenant in the Demised Premises at Tenant’s sole cost and expense, and restore the portion of the Demised Premises so altered to either “shell” condition or at the Tenant’s option the condition existing immediately prior to all alterations performed pursuant to this Article 19. Tenant shall restore any damage caused by the installation (and removal, if required) of such improvements, additions or installations; provided, however, the only improvements, additions or installations which Tenant shall remove shall be those specified in such notice. All improvements, additions or installations installed by Tenant which did not require Landlord’s prior approval (other than paint or other wall coverings, carpeting and other floor coverings) shall be removed by Tenant as provided in this Section 19.1.7, unless Tenant has obtained a written waiver of such condition from Landlord.

19.1.8.  Written Notification Required. Tenant shall notify Landlord in writing ten (10) business days prior to commencing any alterations, additions or improvements to the

Demised Premises which have been approved by Landlord so that Landlord shall have the right to record and post notices of non-responsibility on the Demised Premises.

ARTICLE 20

[INTENTIONALLY OMITTED]

ARTICLE 21

MISCELLANEOUS PROVISIONS

21.1       Entry by Landlord. Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours upon reasonable prior notice for the purpose of inspecting the same and, upon an Event of Default relating to Tenant’s obligation to make any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body, to make such repairs. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease, Tenant may be required to perform, and the performance thereof by Landlord shall not constitute a waiver of any Event of Default by Tenant in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease shall not be thereby affected in any manner whatsoever.

21.2       Exhibition of Demised Premises. Landlord is hereby given the right during usual business hours upon reasonable prior notice at any time during the term of this Lease to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging, leasing, or selling the same. During the final year of the term, Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant’s business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit the Demised Premises to prospective tenants during said period.

21.3       Indemnification by Tenant. To the fullest extent allowed by law, Tenant shall at all times indemnify, defend and hold harmless Landlord and Landlord’s shareholders, employees and managing agent against and from any and all claims, costs, liabilities, actions and damages (including, without limitation, attorneys’ fees and costs) arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, or arising from any condition of the Improvements or any street, curb or sidewalk adjoining the Demised Premises, or of any passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease, in or about the Demised Premises, or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant’s obligations under this Section 21.3 shall be insured by contractual liability coverage under Tenant’s policies of insurance required under the provisions of Section 6.2 hereof. Notwithstanding anything herein to the contrary, Tenant shall have no obligation to indemnify Landlord from and against any third-party claims to the extent directly resulting from the negligent actions or omissions of Landlord, its employees, or agents.

21.4       Notices. All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid or by an independent overnight courier service, addressed as follows:

To Landlord:	Opus Northwest, L.L.C.

10350 Bren Road West

Minnetonka, Minnesota 55343

Attn: Vice President

With a copy to:	Opus Northwest, L.L.C.

10350 Bren Road West

Minnetonka, Minnesota 55343

Attn: Legal Department

With a copy to:	Briggs and Morgan, Professional Association

2200 IDS Center

80 South Eighth Street

Minneapolis, Minnesota 55402

Attn: Charles R. Haynor

To Tenant:	Select Comfort Corporation

6105 Trenton Lane North

Minneapolis, Minnesota 55442

Attn: Mark A. Kimball

With a copy to:	Select Comfort Corporation

6105 Trenton Lane North

Minneapolis, Minnesota 55442

Attn: Mitchell W. Johnson

or at such other place as either party may from time to time designate by written notice to the other party. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficiently served or given for all purposes hereunder at the time such notice, demand or request shall be mailed or delivered to a courier.

21.5       Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease) during the term of this Lease without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

21.6       Landlord’s Continuing Obligations. The term “Landlord”, as used in this Lease so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers or conveyance, the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed to the extent such covenants or obligations are assumed or deemed assumed pursuant to the terms of this Lease and provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease shall be paid to Tenant. The covenants and obligations contained in this Lease on the part of Landlord shall, subject to the aforesaid, be binding on Landlord’s successors and assigns, during and in respect of their respective successive periods of ownership. Nothing contained herein shall be deemed to release Opus Northwest, L.L.C. (“Opus”) from any liability under this Lease, regardless of whether or not said entity holds title to the Demised Premises, with respect to its obligations to construct the Landlord’s Improvements and the Tenant’s Improvements pursuant to Article 2 of this Lease or with respect to its warranty obligations set forth in Section 2.4 of this Lease, nor to limit Tenant’s remedies for a default by Opus under Section 2.4 of this Lease to Opus’s interest in the Demised Premises as provided in Section 21.23 below.

21.7       Estoppel. Landlord and Tenant shall, each without charge at any time and from time to time, within ten (10) business days after written request by the other party, certify by written instrument, duly executed, acknowledged and delivered to any mortgagee, assignee of a mortgagee, proposed mortgagee, or to any purchaser or proposed purchaser, or to any other person dealing with Landlord, Tenant or the Demised Premises:

21.7.1.  That this Lease (and all guaranties, if any) is unmodified and in full force and effect (or, if there have been modifications, that the same is in full force and effect, as modified, and stating the modifications);

21.7.2.  The dates to which the Basic Rent or Additional Rent have been paid in advance;

21.7.3.  Whether or not there are then existing any breaches or defaults by such party or the other party known by such party under any of the covenants, conditions, provisions, terms or agreements of this Lease, and specifying such breach or default, if any, or any setoffs or defenses against the enforcement of any covenant, condition, provision, term or agreement of this Lease (or of any guaranties) upon the part of Landlord or Tenant (or any guarantor), as the case may be, to be performed or complied with (and, if so, specifying the same and the steps being taken to remedy the same); and

21.7.4.  Such other statements or certificates as Landlord, any mortgagee or Tenant may reasonably request.

Tenant agrees to deliver such estoppel in the form attached hereto as Exhibit “H”, or if requested by landlord or its purchaser or mortgagee, in another form reasonably acceptable to Landlord and/or its purchaser or mortgagee. It is the intention of the parties hereto that any statement delivered pursuant to this Section 21.7 may be relied upon by any of such parties dealing with Landlord, Tenant or the Demised Premises. If Tenant does not deliver such statement to Landlord within such 10 business day period, Landlord, and any prospective purchaser or encumbrancer of the Demised Premises or the Building, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as otherwise represented by Landlord; (ii) that this Lease has not been cancelled or terminated and is in full force and effect, except as otherwise represented by Landlord; (iii) that the current amounts of the Basic Rent is as represented by Landlord; (iv) that there have been no subleases or assignments of the Lease; (v) that not more than one month’s Basic Rent or other charges have been paid in advance; and (vi) that Landlord is not in default under the Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

21.8	[Intentionally Omitted.]

21.9       Memorandum of Lease. Upon not less than thirty (30) days prior written request by either party, the parties hereto agree to execute and deliver to each other a Memorandum of Lease, in recordable form, setting forth the date of this Lease, the parties to this Lease, the term of this Lease, the legal description of the Demised Premises, and such other matters reasonably requested by Landlord to be stated therein.

21.10     Severability. If any covenant, condition, provision, term or agreement of this Lease shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease shall be valid and in force to the fullest extent permitted by law.

21.11     Successors and Assigns. The covenants and agreements herein contained shall bind and inure to the benefit of Landlord and its successors and assigns and Tenant and its permitted successors and assigns.

21.12     Captions. The caption of each article of this Lease is for convenience and reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease.

21.13     Relationship of Parties. This Lease does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

21.14     Entire Agreement. All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease. This Lease, together with the Exhibits attached hereto, contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

21.15     No Merger. There shall be no merger of this Lease or the leasehold estate created by this Lease with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (a) this Lease or the leasehold interest created by this Lease or any interest therein, and (b) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

21.16     Possession and Use. Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has only the right to possession and use thereof upon the covenants, conditions, provisions, terms and agreements set forth in this Lease.

21.17     No Surrender During Lease Term. No surrender to Landlord of this Lease or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the term of this Lease shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendors and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendors and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

21.18     Surrender of Demised Premises. At the expiration of the term of this Lease, Tenant shall surrender the Demised Premises in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the term of this Lease, reasonable wear and tear (and, if Tenant elects to terminate this Lease early in accordance with the terms in Article 13 or Article 14 of this Lease, damage by casualty or condemnation) excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant to the extent required under Section 19.1. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord’s option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant’s cost and expense, without further notice to or demand upon Tenant. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold harmless Landlord against loss or liability resulting from the delay by Tenant in so surrendering the Demised Premises, including, without limitation any claim made by any succeeding occupant founded on such delay. Tenant’s obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease.

All property of Tenant not removed within thirty (30) days after the last day of the term of this Lease shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease and to cause its transportation and storage for Tenant’s benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

21.19     Holding Over. In the event Tenant remains in possession of the Demised Premises after expiration of this Lease, and without the execution of a new lease, it shall be deemed to be occupying the Demised Premises as a tenant from month to month, subject to all the provisions, conditions and obligations of this Lease insofar as the same can be applicable to a month-to-month tenancy, except that from and after one (1) month following the expiration of this Lease, the Basic Rent shall be escalated to one hundred twenty-five percent (125%) of the then current Basic Rent for the Demised Premises.

21.20     Landlord Approvals. Any approval by Landlord or Landlord’s architects and/or engineers of any of Tenant’s drawings, plans and specifications which are prepared in connection with any construction of improvements respecting the Demised Premises shall not in any way be construed or operate to bind Landlord or to constitute a representation or warranty of Landlord as to the adequacy or sufficiency of such drawings, plans and specifications, or the improvements to which they relate, for any reason, purpose or condition, but such approval shall merely be the consent of Landlord, as may be required hereunder, in connection with Tenant’s construction of improvements relating to the Demised Premises in accordance with such drawings, plans and specifications.

21.21     Survival. All obligations of Landlord and Tenant (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the term of this Lease shall survive the expiration or other termination of this Lease.

21.22     Attorneys’ Fees. In the event of any litigation or judicial action in connection with this Lease or the enforcement thereof, the prevailing party in any such litigation or judicial action shall be entitled to recover all costs and expenses of any such judicial action or litigation (including, but not limited to, reasonable attorneys’ fees and paralegals’ fees) from the other party.

21.23     Landlord’s Limited Liability; Consequential Damages. Except for Landlord’s obligations under Section 2.4 above and except as otherwise provided in Sections 12.2 and 21.6 above, Tenant agrees to look solely to Landlord’s interest in the Demised Premises for recovery of any judgment from Landlord, it being agreed that Landlord (and if Landlord is a partnership, its partners, whether general or limited, and if Landlord is a corporation, its directors, officers or shareholders, and if Landlord is a limited liability company, its members) shall never be personally liable for any personal judgment or deficiency decree or judgment against it. In no event is Landlord liable to Tenant or any other person for consequential, indirect, special or punitive damages.

21.24     Broker. Tenant represents that it has dealt directly with and only with CB Richard Ellis (the “Broker”) in connection with this Lease and that no broker other than the Broker has negotiated or participated in negotiations of this Lease or is entitled to any commission in connection therewith. Tenant shall indemnify and hold harmless Landlord from and against any and all commissions, fees and expenses and all claims therefor by any broker (other than the Broker), salesman or other party in connection with or arising out of Tenant’s action in entering into this Lease. Landlord shall indemnify and hold harmless Tenant from and against any and all commissions, fees and expenses and all claims therefor by any broker salesman or other party in connection with or arising out of Landlord’s action in entering into this Lease. Landlord shall pay the Broker a commission pursuant to a separate agreement.

21.25     Governing Law. This Lease shall be governed by the laws of the state in which the Demised Premises are located. All covenants, conditions and agreements of Tenant arising hereunder shall be performable in the county wherein the Demised Premises are located. Any suit arising from or relating to this Lease shall be brought in the county wherein the Demised Premises are located, and the parties hereto waive the right to be sued elsewhere.

21.26     Joint and Several Liability. All parties signing this Lease as Tenant shall be jointly and severally liable for all obligations of Tenant.

21.27     Time is of the Essence. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor.

21.28     Further Assurances. The parties acknowledge that it is the intent of the parties that this Lease be an absolute net lease. The parties agree to execute such further documents as may be reasonably required to evidence such intent. In addition, Tenant agrees to reasonably cooperate with any lender, purchaser or other transferee of Landlord’s interest in this Lease in executing amendments to this Lease or other documents reasonably required to carry out such intent provided that no such amendment may materially limit or decrease Tenant’s rights under this Lease.

[BALANCE OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the parties hereto has caused this Lease to be duly executed as of the day and year first above written.

LANDLORD:

OPUS NORTHWEST, L.L.C., a Delaware
limited liability company

By:	/s/ Thomas G. Shaver
Name:	Thomas G. Shaver
Title:	Vice President Real Estate Development

TENANT:

SELECT COMFORT CORPORATION, a
Minnesota corporation

By:	/s/ Mark A. Kimball
Name:	Mark A. Kimball
Title:	Senior VP & General Counsel

EXHIBIT “A”

LEGAL DESCRIPTION

The parcel of land referred to in the attached Lease, sometimes referred to therein as a part of the “Demised Premises”, is a tract of land situated in the City of Plymouth, County of Hennepin, State of Minnesota, and legally described as follows, to-wit:

Lot 2, Block 1 in Bass Creek Business Park, 4th Addition, according to the recorded plat thereof, Hennepin County, Minnesota.

Exhibit A-1

EXHIBIT “B-1”

SHELL BUILDING OUTLINE PLANS AND SPECIFICATIONS

OUTLINE SPECIFICATIONS

for the

DESIGN AND CONSTRUCTION

of a

4-Story Office Building

In

Plymouth, Minnesota

For

Prepared by

OPUS NORTHWEST, L.L.C.

July 26, 2006

Exhibit B-1-1

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

1000.               GENERAL CONDITIONS

This specification and the accompanying drawings prepared by Opus Architects & Engineers outline the scope of work for the design and construction of a four story, approximate 168,000 s.f. office facility with gymnasium/forum in Plymouth, Minnesota. Approximately 217 surface parking stalls shall be provided as well as a parking ramp with approximately 183 stalls supported and approximately 205 stalls covered. Opus Architects and Engineers will prepare a complete set of certified final working drawings and specifications in accordance with these proposal documents. Opus will furnish all labor, materials, equipment and supervision necessary for the construction of the facility defined by these documents.

General Condition Costs: The Opus General Condition costs include the following items: field supervision, project layout, mobilization, construction utilities, general liability insurance, builders risk insurance, city permit charges, construction quality control testing, safety related activities, trash disposal, and miscellaneous equipment and materials.

2000.               SITE WORK

2200.

Earthwork-Grading: Opus will excavate, backfill, rough and fine grade as necessary for the building pad and to achieve proper site drainage in accordance with the recommendations of the geotechnical report prepared by American Engineering Testing, Inc dated June 22, 2006. All earthwork will be observed, tested and approved by an independent soils engineer. The scope of the earthwork is based upon the understanding that there is soil correction required in portions of the building pad area and that piled foundations are required for the gymnasium/forum/dock area and for the parking ramp.

2300.	Exterior Utilities: The following site utilities are included with this proposal:

Water Service: A 8” building water service will be provided from the property line. This service will provide the water required for all domestic and fire protection needs of the building. Fire hydrants will be provided on site per the requirements of the City Fire Marshal.

Sanitary Service: A sanitary sewer line will be provided from the property line. The sanitary sewer line will be standard PVC plastic or standard strength vitrified clay sewer pipe with code-approved manholes and castings.

Storm Drainage: An on-site storm sewer system will be provided utilizing catch basins, manholes, underground piping and sheet drainage as necessary for proper site drainage. The storm sewer will be PVC, HDPE or reinforced concrete pipe with catch basins and manholes as required by code and the governing watershed district. All catch basins will have heavy-duty grates.

Exhibit B-1-2

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

Telephone, fiber optics, gas, cable & electric utilities: Opus will coordinate the service entrances and construction schedule with these utility companies to provide complete and operable systems. Any easement agreements that are necessary to gain permission to cross existing easements, etc., are the responsibility of Opus. The materials and workmanship for utility work shall conform to the standards of each utility company. A total of two (2) 4” diameter conduits shall be provided from the public right of way to the building.

2140.

Bituminous Paving: Opus will construct all bituminous parking lots and driveways as shown on Exhibit B-1. The lower level of the parking ramp will be bituminous paving as well. All bituminous paving will conform to Minnesota Highway Department Specification 2341 over a Class 5 crushed limestone base. All pavements will be striped to indicate parking stalls, handicapped parking locations, median lines and other traffic control features.

2131.

Concrete Curb & Gutter: An integral B612 concrete curb and gutter section will be provided at the perimeter of all parking areas, driveways and landscaped islands. The concrete will be air entrained and all work will be properly jointed for thermal movement.

2150.

Landscape and Irrigation Allowance: An allowance of $185,000 is included for landscaping, lawn irrigation, special hardscape items, pavers and/or special concrete work (e.g., front entrance). Lawn areas to receive sod and seed will be prepared with a minimum of 4” of topsoil material.

2173.

Exterior Signage Allowance: An allowance of $20,000 is provided to cover all site related signage to include: building address, company identification (including logo in oculus), reserved parking, handicapped parking, vehicle information, no parking and stop signs. This allowance also includes any monuments and lighting of signs.

2400.

Concrete-Site work: Standard exterior concrete sidewalks and stairs will be provided at the front entrance as shown on the site plan. However, special concrete work (scoring, colored concrete, pavers) at the front entrance shall be provided as part of the Landscape and Irrigation Allowance indicated above. The concrete will be 4” thick, air entrained, and will receive a light broom finish. A patio or terrace is not included for the dock area.

2401.	Flagpole: One (1) lighted flagpole is included.

2500.

Structured Parking: A total of approximately 183 parking stalls shall be supported by a precast or post tensioned concrete parking structure as shown on the site plan. The spandrel panels shall be precast to match the office building.

Exhibit B-1-3

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

3000.               BUILDING STRUCTURE

3200.

Concrete-Foundation: A complete concrete foundation design will be prepared and certified under the direction of Opus Architects and Engineers. The design for the Main Building will consist of spread footings with poured concrete foundation walls at the building perimeter and interior column footings based upon a soil bearing capacity of 3,000 psf. The design for the Gymnasium/Forum and Parking Ramp will consist of concrete-filled steel pipe piles, and reinforced concrete pile caps and grade beams. All concrete for the footings and foundation walls will have a minimum compressive strength of 3,000 psi at 28 days. Reinforcing steel will be provided as required by the structural design.

3152.

Structural Steel & Erection: A complete structural steel framing system will be prepared and certified under the direction of Opus Architects and Engineers. The design will consist of steel beam or joist roof system supported by steel columns and beams. The floor systems for level two and above will consist of steel beams and a composite concrete floor slab. The floor system for level one will consist of concrete slab on grade. Column spacing will be consistent with the attached architectural floor plans. The floor to floor height will be approximately 14’-0”. Structural steel design and erection will be in accordance with the standards of the American Institute of Steel Construction (AISC) and all other applicable building codes.

3160.	Fireproofing: Fireproofing shall be provided as required by code.

3300.	Concrete-Floor Slabs: Slabs-on-grade will consist of unreinforced 4” thick concrete. The supported slab will be approximately 3½” thick concrete over a 3” composite metal floor deck.

4000.               BUILDING ENCLOSURE

4151.

Roofing: Opus will install a 3-ply built-up roof or a single ply membrane roof insulated to provide an overall U-value for the roofing system of 0.045 to comply with the Minnesota Energy Code. The roof and associated work will be guaranteed by the Roofing Subcontractor for a period of ten (10) years in accordance with the terms and conditions of the industry standard roof leakage guarantee.

All roof areas will slope to interior roof drains discharging to the storm sewer. Perimeter overflow wall scuppers will be provided as required by code and the local building official. A minimum slope of 1/8” per foot is to be provided for all roof areas. All roof edge fascias will be pre-finished metal. All flashings hidden from ground level view will be galvanized metal. Roof access will be provided via a ships ladder to a roof hatch.

Exhibit B-1-4

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

4161.

Glass & Glazing: The enclosure glass and glazing system will consist of 1” tinted thermopane glass units set in an anodized, thermally broken, aluminum window frame system. Medium-stiled 8’-10” high anodized aluminum entrance doors will be provided at the main entrance vestibule as shown on the floor plans.

4200.

Carpentry-Enclosure: Opus will furnish and install all labor, materials and equipment associated with the enclosure carpentry. Work in this section includes but is not limited to the following items: perimeter roof cants; roof curbs for equipment; blocking and backing for the window frame system; perimeter metal stud framing and sheathing; etc.

4300.

Exterior Wall Construction: Opus will construct the exterior wall system utilizing a architectural precast concrete spandrel panel system for the Main Building and insulated structural precast panels for the Gymnasium/Forum. Accent bands shall be constructed utilizing reveals and exposed aggregate finish. No stone or precast cap is planned for the project.

5000.               MECHANICAL

5102.

Fire Protection Sprinkler System: A complete automatic fire protection sprinkler system will be provided for the building in accordance with the applicable codes and the City Fire Marshal. All necessary piping, valves and specialties will be included to provide a complete system.

Semi-recessed white sprinkler heads will be utilized in the finished spaces and unoccupied office areas based upon an open office plan. Heads will not be centered in ceiling tile. Fully recessed heads will be utilized in all common areas. Brass upright heads will be used in unfinished areas and in the Gymansium/Forum.

5120.

Plumbing: Opus will procure the design and installation of a complete plumbing system for all fixtures shown on the architectural floor plans and as required by code in each toilet room (Note: Fixture count has been calculated as shell building code requirement plus one additional fixture per toilet room as shown on Exhibit B-1). The system will include: sanitary waste and vent piping; hot and cold water piping; commercial quality wall hung fixtures equal to American Standard or Kohler; and electric water coolers located outside the toilet rooms.                One (1) janitor’s receptor will be provided in each janitor’s closet. Floor drains will be provided in each toilet room and each janitor’s closet.

5130.

Heating, Ventilating and Air Conditioning: Opus will procure the design and installation of an air-cooled DX rooftop VAV system throughout the building. The air handling units will be located on the roof.

Exhibit B-1-5

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

A central duct system will deliver the air from the roof top units to individual VAV boxes. All top floor and exterior VAV boxes will be fan powered with an electric heating coil to heat the supply air being delivered by the VAV system enabling the system to maintain a constant flow of air to each space. VAV boxes for the interior zones will be stockpiled for installation as part of the tenant improvement work.

VAV boxes will be zoned by exposure and occupancy, with each zone containing approximately 1,200 square feet. Each VAV box serving a zone will be controlled by its own automatic changeover thermostat having winter night setback controlled from the centrally located energy management system. VAV boxes will be located above the lay-in tile ceilings in corridors or other easily accessible spaces to avoid lights and piping.

Air will be distributed to the various zones by means of overhead supply air ductwork and ceiling registers and diffusers with proper consideration given to the windows and doors. Duct distribution and zoning will be provided in the shell building common areas (e.g., lobby, elevator lobby, etc...) and to the fan powered boxes in portions of the unoccupied space. The remaining zoning, duct distribution and grilles, registers and diffusers in the unoccupied space will be provided as part of the tenant improvement work. Outside air for ventilation of the entire building, as well as make-up air for exhaust systems, will be provided using the central air handling system. The piping and duct systems will be tested and balanced to provide proper flow distribution.

Supplementary electric heat shall be provided as required at entryways and stairways. The system will be capable of maintaining 72°F D.B. at  -19°F outside temperature and 75°F D.B. at 92°F D.B. and 75°F W.B. outside temperature.

Two sets of throwaway filters of 65% N.B.S. dust spot efficiency will be provided. Units will be supplied with indicating lights and alarms for unit malfunctions.

An automatic temperature control system and a direct digital control energy management system complete with remote status indicator panels, load shedding, duty cycling and optimized start-stop will be provided.

6000.               ELECTRICAL

6102.

Electrical: Opus will provide a complete building power distribution system from a utility furnished 277/480-volt, pad mounted transformer. The electrical installation will be complete from the service transformer to the power and lighting panels located in the electrical rooms. Final electrical connections will be provided to all shell building HVAC equipment, lighting systems, special receptacles and general convenience receptacles.

Exhibit B-1-6

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

The building service will be sized to allow for 5 watts per square foot for general purpose in tenant spaces and 2 watts per square foot for lighting. The service switchboard will be supplied with a main service disconnect with ground fault protection. One secondary surge arrestor will be provided at the main switch location.

Opus will supply 277V/480V risers with step down dry type transformers for 120/208V, 3-phase, 4 wire, 42 circuit panelboards for Tenant power distribution at each floor. Electrical closets will be provided as shown. Two (2) 225 Amp main circuit breaker, minimum two section 120/208 VAC, 3 phase, 5 wire panelboards with 42 poles in each section shall be furnished in each electrical room. One (1) 20 Amp bolt-on circuit breaker shall be provided for each 250 square feet of usable space.

Miscellaneous use duplex 120 volt receptacles will be provided in base building equipment rooms, toilet rooms and storage areas, distributed as follows:

•	One (1) GFI duplex in every base building toilet room.
•	One (1) duplex receptacle in the elevator lobby areas.
•	One dedicated duplex receptacle in each electrical/telephone closet.
•	Exterior service outlets will be provided near the roof mounted HVAC equipment as well as at the main entry, service dock

An allowance of $250,000 has been included for an emergency generator and associated components (e.g., transfer switch, pad, fuel tank, etc).

Lighting: Opus will provide a complete lighting system for the shell building. The lighting systems will be in general conformance to the following criteria:

Elevator Lobbies:	Incandescent down light fixtures for levels one and two; 2’ x 4’ three lamp fixtures with parabolic louvers, electronic ballasts and T-8 lamps for levels three and four.
Toilet rooms:

One (1) recessed 2-lamp fluorescent strip fixture with acrylic egg-crate louver shall be provided in the recessed soffit area above the sinks. The remaining area will receive 2’ x 4’ three lamp fixtures with parabolic louvers, electronic ballasts and T-8 lamps and will be spaced to provide approximately 50 foot-candles.

Exit Corridors on 1st floor:	2’ x 4’ three lamp fixtures with parabolic louvers, electronic ballasts and T-8 lamps. Fixtures will be spaced at approx. 1 per 100 s.f.

Exhibit B-1-7

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

2’ x 4’ three lamp fixtures with parabolic louvers, electronic ballasts and T-8 lamps will be stockpiled in the unoccupied office spaces. One fixture will be provided per 80 s.f. of unoccupied usable floor area.

Emergency egress lighting and code required exit fixtures will be provided as required by the city building and fire officials.

Site lighting will be by pole mounted High Pressure Sodium fixtures spaced to provide an average light level of approximately 1.5 FC with a minimum of 0.3 FC over the parking area. All site lighting will be controlled by a photocell (to turn on) and time clock (to turn off).

6114.

Access Control System: A Solitaire electronic access system shall be provided for the shell building. The main entry and other exterior walk-in doors will each receive a keylock electronic cylinder. Access wiring will be roughed-in near the interior stairwell doors to accommodate the addition of either a timer control, key reader or card reader on these doors as part of the tenant improvements. The system will be controlled with Millenium Access Control Software running on a PC; both the PC and software license is included as part of the shell building.

7000.              SPECIALTIES

7102.

Miscellaneous Metals: Three (3) metal stairs with concrete filled treads will be provided as shown on the plan. One ships ladder will be provided for roof access. Pipe bollards will be provided as required.

7121.

Toilet Accessories, Partitions and Erection: Toilet rooms will receive the following accessories: one tissue dispenser per toilet stall; one sanitary napkin disposal per each women's toilet stall; one sanitary napkin dispenser per women's toilet room; one combination paper towel dispenser and waste receptacle per toilet room; one soap dispenser per sink; and handicapped grab bars as required by code.

All toilet partitions will be metal, ceiling hung, with a baked-on enamel finish. Each toilet partition door will be furnished with a chrome latch, coat hook, and rubber bumper. Matching screens will be provided between each urinal.

7128.

Fire Extinguishers & Cabinets: Semi-recessed brushed aluminum fire extinguisher cabinets with glass fronts and fire extinguishers will be provided in the office areas as required by code and the local authorities.

7130.	Entrance Mats: Entrance mats equal to Pedimat with carpet inserts will be provided at the main entrance vestibule.

Exhibit B-1-8

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

7132.	Window Blinds: Aluminum, horizontal mini blinds with 1" slats will be provided at all exterior windows. Blinds are not included for the lobby glass.

7144.	Dock Equipment: One dock leveler is included.

7190.

Elevators: Two (2) passenger and one (1) combination passenger/freight, pre-engineered hydraulic elevators will be provided. The passenger elevator cars are to have a load capacity of 3,500 pounds with a 4,500 pound freight elevator. The elevators will have call buttons and indicator lights for all levels. The doors and frames shall be painted to match interior decor. Removable pads shall be provided to protect the service elevator cab walls. The elevators will be in complete compliance with all ADA requirements. The interior of the cab will have a brushed stainless steel front panel, plastic laminate side and back walls and carpeted floor. The finished ceiling height shall be a minimum of 8’-6”. The cab will operate at a travel speed of 350 feet per minute.

8000.               INTERIOR WORK

8102.

Construction Clean-up: The final construction clean-up will include: wiping down all doors and walls; dusting light fixtures, window sills and window blinds; vacuuming all carpeted areas; mopping the tiled floor areas; a complete cleaning of all toilet rooms; and sweeping all exposed concrete floors.

8122.	Millwork-Cabinetry: Each toilet room will receive a corian vanity top with set-in porcelain ceramic lavatory sinks.

8125.

Hollow Metal & Hardware: All doors in the common areas on levels one and two will be 8’-0” high solid core wood with a plain-sliced premium-grade red oak veneer set in painted hollow metal frames. Doors in storage shall be 8’-0” hollow metal doors and frames.

All door hardware will be equal to Schlage heavy duty with lever handles (to comply with ADA) in a brushed aluminum finish. Locksets will be provided at all exterior doors plus the following rooms: mechanical/electrical rooms, elevator equipment room, shell building storage rooms, shell building janitor’s closets.

8128.	Glass & Glazing-Interior: Toilet room vanity mirrors will be provided as indicated on the drawings. No glass sidelights are included at this time.

8140.

Acoustical Ceilings: Acoustical ceiling tile in all common areas will be 2’ x 2’ x 5/8” tegular edge tile, equal to Armstrong, set in a standard 1” white painted metal exposed suspension grid system. The ceiling grid system will run continuous unless broken by full height partitions. Office area ceiling heights will be 9’-0” and toilet room ceilings will be 8’-0”. Only the ceiling grid will be

Exhibit B-1-9

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

installed in the unfinished spaces; the acoustical tile in the unfinished areas will be stockpiled and installed later as part of the tenant improvement work.

8150.

Ceramic Tile: All toilet rooms will receive a standard grade unglazed 12” x 12” ceramic floor tile. All walls around the toilets/urinals will receive full height standard grade glazed 8” x 8” ceramic wall tile. All walls that do not have full height ceramic wall tile will receive a 8” high bullnosed ceramic base to match the wall tile.

8162.

Carpet/Resilient Flooring Allowance: An allowance of $25 per s.y. is included for the carpet material and installation. Carpet and carpet base shall be installed in the exit corridor on the first floor, the elevator lobby on the second floor and above as well as the elevator cab floors. Vinyl base will be installed in the stairwells. All other areas will be sealed concrete unless specifically noted otherwise.

8180.

Paint & Vinyl: Walls in the stairwells will be painted with flat latex enamel paint. Walls in the toilet rooms (except those covered with ceramic wall tile) will receive paint with vinyl wall covering accents. Vinyl wall covering will also be installed on the walls in the following areas: first floor elevator lobby, second floor elevator lobby. An allowance of $1.50 per s.y. was assumed for the installed price of the vinyl wallcovering.

All wood doors will be stained, sealed and varnished. All hollow metal frames and doors will be painted. All pipe bollards and metal stairs will be painted.

8200.

Carpentry-Interior Finish: Interior finish carpentry includes the following items: installation of doors and hardware; installation of cabinetry; installation of toilet room vanities; plus other miscellaneous items.

8300.

Drywall-Frame & Rock: All interior partitions will be constructed as shown on the plans, utilizing one layer of 5/8" gypsum wallboard applied to each side of 25 gauge metal stud framing members spaced at 24" o.c. Interior partitions will extend from the floor to the structure. Acoustical wall insulation will be provided at the stairwells and toilet rooms. The build-out of the first floor rated corridor has been included to the extent required by code along with the toilet rooms and stair enclosures. Other corridor build-out, if necessary, is to be included as part of the tenant improvement allowance. Perimeter walls behind precast below windows will be framed/insulated/sheetrocked.

9000.               DESIGN

Under the direction of Opus Architects and Engineers, the civil, landscape, architectural, and structural engineering drawings for the project will be prepared and certified. Mechanical and electrical engineering scope documents and consultation will be provided by Opus Architects and Engineers for the

Exhibit B-1-10

Outline Specifications July 26, 2006	Select Comfort Plymouth, MN

design/build procurement of the mechanical and electrical systems. Interior design services will be provided as part of the Tenant Improvement Allowance.

9100.               EXHIBITS

Schedule of Drawings: The following preliminary drawings are complementary to this outline specification.

DRAWING	DRAWING TITLE	DATE
A1.1 A2.1 A2.2 A2.3 A2.4 A3.1 A3.2	Site Plan First Floor Plan Second Floor Plan Third Floor Plan Fourth Floor Plan Overall Elevations Overall Elevations	6/29/06 6/29/06 6/29/06 6/29/06 6/29/06 6/29/06 6/29/06

10000.             ITEMS NOT INCLUDED

The following items are excluded from this proposal:

•	SAC/WAC or park dedication fees.

•	Build-out of corridors or main lobby.

•	Additional stairs or ornamental stairs beyond the three (3) base building stairs.

•	Any special sound attenuation construction for the window or roof systems

•	Furniture and office furnishings including demountable or landscape office partitioning, marker boards, projection screens, draperies and vending machines.

•	Cable trays, power poles and under floor electrical duct systems.

•	Central time clock and music, telephone systems, or other internal communications systems or wiring.

•	Furnishing, moving and handling of Owner furnished equipment (computers, CRT's, computer peripherals, production equipment, etc.)

•	Humidification or dehumidification systems. Special computer room HVAC.

•	Uninterruptible power systems.

•	Painting of the Parking Ramp lower level.

•	Patio/terrace in the dock/link area.

End of outline specifications

Exhibit B-1-11

EXHIBIT “B-2”

TENANT IMPROVEMENT OUTLINE PLANS AND SPECIFICATIONS

Exhibit B-2-1

EXHIBIT “B-3”

FLOOR PLANS AND ELEVATIONS

Exhibit B-3-1

EXHIBIT “C-1”

SHELL BUILDING FINAL PLANS AND SPECIFICATIONS

Exhibit C-1

EXHIBIT “C-2”

TENANT IMPROVEMENT FINAL PLANS AND SPECIFICATIONS

Exhibit C-2-1

EXHIBIT “D”

COST OF WORK

The term “Landlord’s Improvements Cost of the Work” shall mean costs reasonably incurred by Landlord or Landlord’s contractor (collectively, “Contractor”) in the performance of the work necessary to complete Landlord’s Improvements (including additional costs incurred pursuant to change orders) as set forth in the Lease, including the costs set forth below. The term “Tenant Improvements Cost of Work” shall mean the costs reasonably incurred by Contractor in the performance of the work necessary to complete the Tenant Improvements (including additional costs incurred pursuant to change orders), including the costs set forth below. The work to be performed by Landlord for the Landlord’s Improvements and the Tenant Improvements is collectively referred to herein as the “Work.”

1.	Supervisory Cost (SC) of Contractor’s supervisory personnel assigned to the Project, wherever employed in connection with the Work as follows:
Field Superintendent	$80.00 per hour
Associate Project Manager	$80.00 per hour
Project Manager	$90.00 per hour
Sr. Project Manager	$105.00 per hour
Vice President	$120.00 per hour

The SC rate set forth above shall be revised periodically (no more than once per year) to reflect increases in compensation effective for such categories of personnel.
2.

Field Labor Cost (FLC) of field personnel who are in the direct employ of Contractor in performance of the Work. The FLC shall consist of all wages determined, if applicable, under appropriate collective bargaining agreements and all payroll taxes and insurance and all fringe benefits.

3.

Rental charges of all machinery and equipment, exclusive of hand tools, used at the Demised Premises, whether rented from Contractor or others, including installation, minor repairs and replacements, dismantling, removal, transportation and delivery costs thereof, at rental charges consistent with those prevailing in the area at the time of such rental. Such rental charges and transportation costs shall begin at such time as the transportation of the machinery and equipment being rented to the Site begins and ends at such time as transportation from the Site ends.

4.	The usage cost of electric hand tools, in a total amount of 0.3% of the sum of the Cost of Work.
5.	The costs of the insurance maintained by Contractor in connection with its performance of the Work.
6.	Sales, use, gross receipts, personal property, excise or similar taxes related to the Work imposed by any governmental authority for which Contractor is responsible.

Exhibit D-1

7.

Fees and costs for permits, governmental fees and licenses which Contractor is obligated to obtain; royalties; damages for infringement of patents and costs of defending suits therefor; and deposits lost due to any cause other than Contractor’s negligence.

8.

Minor expenses such as telegrams, long distance telephone calls, telephone service at the Site, field office supplies, first aid supplies, postage, photographs and renderings, expressage, computer time and related miscellaneous costs incurred in connection with the Work, blueprint and duplication costs.

9.

Costs incurred due to an emergency affecting the safety of persons and property in connection with the Work, and the cost of safety equipment and procedures required by safety and health regulations and Contractor’s safety program.

10.	The portion of reasonable transportation, and traveling expenses of Contractor incurred in the discharge of duties related to the Work.
11.

Payments made or amounts payable by Contractor to subcontractors for work performed pursuant to subcontracts, and to vendors for materials, equipment and supplies purchased for the Work, together with the cost of transportation, storage, unloading charges and installation.

12.

Cost of temporary offices and restroom facilities at the Site, and facilities and utilities such as water, electricity, power and fuel incurred in connection with the Work, including costs of connection, crossing or protecting any public utility installation or other public or private facility and removal of temporary lines, connections, tap fees.

13.

Costs incurred by Contractor for tests or inspections or Contractor’s quality control program, laws, ordinances, rules, regulations or order of any public authority having jurisdiction over the Project.

14.

Cost of losses to the Work, which are not compensated by insurance or otherwise. Such losses shall include settlements made with the written consent and approval of Tenant, which consent shall not unreasonably be withheld.     If such loss requires reconstruction and Contractor is placed in charge thereof, Contractor shall be paid for its services pursuant to the Cost of the Work provisions herein.

15.

Costs of warranty work properly requested by Tenant herein to the extent such costs (a) are not reasonably recoverable from subcontractors under their respective warranties to Landlord, and (b) are not caused solely by the negligence or willful misconduct of Landlord.

16.	Costs for final cleaning of the Project in preparation for occupancy.
17.	Costs of job site security, including temporary fencing, storage lockups and security personnel services.
18.	Cost to provide, maintain, remove and dump general construction trash containers.
19.	Cost to provide general traffic control, ingress and egress and dust control measures for construction activities.
20.	Cost to provide, maintain and remove temporary construction related signage.

Exhibit D-2

21.	All increased costs resulting from Change Orders agreed upon by Landlord and Tenant.
22.

All other costs, liabilities and expenses for other outlays incurred or sustained by Contractor as a direct result of performance of the Work (including reasonable attorney fees) and which are established by vendor invoices or other documents.

Exhibit D-3

EXHIBIT “E”

TOTAL PROJECT COSTS

The term “Total Project Costs” shall mean all costs and expenses paid or incurred by Landlord attributable to the design, development, and construction of the project, including:

1.	The Land basis value in the amount of $4,171,320;

2.	The total cost of work allocable to the Landlord’s Improvements as more particularly described on Exhibit “D” attached hereto (the “Landlord’s Improvements Cost of Work”);

3.	The Tenant Improvements Cost of Work;

4.	All out-of pocket costs and expenses paid or incurred by Landlord for as-built plans and surveys, traffic studies, soil testing, site plans and engineering or environmental assessments of the Project;

5.

Any and all hard and soft costs and expenses paid or incurred by landlord with respect to off-site or infrastructure improvements or contributions to public improvements, facilities or operations located on or in any way connected with Landlord’s development of the Project including any impact or like development fee, utility connection or use charge, park or dedication fee or other charge;

6.	All out-of pocket costs paid or incurred by Landlord for legal fees (to the extent not already included on Exhibit D) and commissions;

7.	All financing costs (including, without limitation, interest and fees) for land and construction loans related to the project;

8.	All real estate taxes and assessments related to the period during construction;

9.	A development fee of three percent (3%) of the sum of Items 1-8 above;

10.	A design fee of $1,559,840;

11.	A contractor’s fee of four percent (4%) of the sum of the Landlord’s Improvements Cost of Work, the Tenant Improvements Cost of Work, and the Self-Perform Fee (as defined in Item 12 below);

12.

With respect to work completed with Landlord’s (or its affiliates’) own forces, a subcontractor’s fee equal to twelve percent (12%) of the Landlord’s Improvements Cost of Work and Tenant Improvements Cost of Work relating to the portion of the work completed by Landlord’s (or its affiliates’) own forces (the “Self-Perform Fee”).

Exhibit E

EXHIBIT “F”

FORM OF SNDA

SUBORDINATION, NON-DISTURBANCE

AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”) is made as of ___________ __, 200___, among ______________________________, __________________________(“Lender”), ____________________, a ________________________ (“Lessor”), and _________________, a __________________ (“Lessee”).

Recitals:

A.            Lessor and Lessee have entered into that certain lease dated _________ ___, 200___ (the “Lease”), concerning certain premises (the “Premises”) to be known as the ___________ (the “Project”), to be constructed on that certain real property located in the County of ______________, City of ________________, State of _______________, which is legally described on the attached Exhibit A (the “Land”).

B.            As security for a construction loan from Lender to Lessor in the original principal amount of ___________ MILLION ______________ THOUSAND AND NO/100THS DOLLARS ($_____________.00) (the “Loan”), Lessor is mortgaging to Lender a security interest in the Project under a certain Combination Mortgage [Deed of Trust], Security Agreement and Fixture Financing Statement, of even date herewith, recorded in the office of the _________________ of ________ County, State of ____________ as Document No. ______________ (as now or hereafter increased, amended, modified, supplemented, consolidated, replaced, substituted, extended and/or renewed, the “Mortgage”).

C.            Lender has required the execution of this Agreement as a condition to making any disbursements of the Loan proceeds to finance the costs of tenant improvements to the Premises.

D.            Lender, Lessor and Lessee have agreed to the following with respect to their mutual rights and obligations pursuant to and under the Lease and the Mortgage.

NOW, THEREFORE, the parties hereby agree as follows:

1.             Subordination. All of Lessee’s right, title and interest in and to the Premises, the Lease and all rights, remedies and options of Lessee under the Lease are and shall remain unconditionally subject and subordinate to the Mortgage and the lien thereof, to all the terms, conditions and provisions of the Mortgage, to each and every advance made or hereafter made under the Mortgage, and to all increases, amendments, modifications, supplements, consolidations, replacements, substitutions, extensions and renewals of the Mortgage so that at

Exhibit F-1

all times the Mortgage shall be and remain a lien on the Premises prior and superior to the Lease for all purposes.

2.             Non-Disturbance. Provided that: (i) the Lease is then in full force and effect; and (ii) Lessee is not then in default under the Lease beyond any applicable grace or cure periods provided in the Lease, then the Lease shall not be extinguished or terminated by an action or proceeding to foreclose or otherwise enforce the Mortgage or by a conveyance in lieu of foreclosure, but rather, the Lease shall continue in full force and effect and the owner of the Premises following a foreclosure sale or conveyance in lieu of foreclosure (“New Owner”) shall recognize and accept Lessee as tenant under the Lease.

3.             Attornment. Upon Lessee’s receipt of notice that Lender or any other party has become the New Owner, Lessee will attorn to and recognize such New Owner as its substitute lessor under the Lease. Lessee’s attornment to and recognition of New Owner pursuant to this Agreement will be effective and self-operative immediately upon Lessee’s receipt of such notice without the execution or delivery of any further instrument. Upon New Owner’s request, Lessee will execute and deliver an instrument acknowledging Lessee’s attornment to and recognition of New Owner.

4.             New Owner. New Owner will be bound, as the lessor, to Lessee under all covenants and conditions of the Lease for the remainder of the term of the Lease and any renewal or extension thereof pursuant to the terms of the Lease, except that New Owner:

(a)           will not be bound by any provision of the Lease restricting the use of any properties owned by New Owner, other than the Land;

(b)

will not be bound by any amendment, supplement or other modification of the Lease that reduces the rent or lease term or in any other way materially reduces Tenant’s obligations under the Lease and which was not consented to in writing by Lender;

(c)

will not be liable for any act, omission, or breach by any lessor under the Lease which occurs prior to the date New Owner acquires title to and possession of the Project, nor subject to any right of set-off or defense which Lessee may have against any prior lessor;

(d)	will not be liable for the return of any security deposit given by Lessee to Lessor except to the extent actually received by New Owner;

(e)

will not be liable under any covenant or warranty in the Lease with regard to the initial construction of the Premises, including any tenant improvements thereto, and/or the Project, nor for any delays in completion of construction, nor for any implied warranty relating to the construction of the Premises, including any tenant improvements thereto, and/or the Project;

Exhibit F-2

(f)	will, upon any sale or other transfer by New Owner of its interest in the Premises, automatically be released and discharged from all liability thereafter accruing under the Lease; and

(g)

will not be bound by any provision in the Lease relating to Lessee’s options to expand the Project to include additional Rentable Area (as that term is defined by the Lease), and nor will New Owner’s refusal to be bound by such provisions or to fulfill the obligations created thereunder, constitute an Event of Default (as that term is defined by the Lease), serve as grounds for Lessee to terminate the Lease, or subject New Owner to any damages for termination.

In the event New Owner elects, in its sole discretion, not to complete the construction of the Project in accordance with the terms of the Lease, New Owner shall be entitled to terminate the Lease immediately upon delivering to Lessee a written notice of termination, and Lessee shall, within ten days after request, execute and deliver to New Owner a recordable termination of the Lease acknowledging such termination by New Owner. Lessee shall look only to the estate and property of New Owner in the Land and the Project for the satisfaction of Lessee’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by New Owner as the lessor under the Lease, and no other property or assets of New Owner shall be subject to levy, execution or other enforcement procedure for the satisfaction of Lessee’s remedies under or with respect to the Lease.

5.	Miscellaneous.

(a)          Notices. Any notice required or permitted to be given by any party under the terms of this Agreement shall be deemed to have been given on the date the same is deposited in the United States Mail registered or certified, return receipt requested, postage prepaid, or deposited with Federal Express, Airborne or another reputable overnight courier, addressed to the party to which the notice is to be given at the address set forth below, or at any other address specified in a notice given by such party to the others not less than ten (10) days prior to the effective date of the address change:

If to Lender:

If to Lessor:

Exhibit F-3

With a copy to:

If to Lessee:

With a copy to:

(b)          Notice of Default. Lessee will provide to Lender each notice of default by Lessor, as and when it provides such notice to Lessor, and Lender will have the right, but not the obligation, to cure any such default within 15 days after the expiration of the time provided in the Lease to Lessor to cure such default, provided that if Lender, acting with diligence, cannot cure such default within such 15-day period, Lender’s commencement of a remedy within such 15-day period will be sufficient so long as a cure is effected within a reasonable time. Lessee agrees not to exercise any of its remedies in connection with any default notice to Lessor until the expiration of the cure period provided to Lender by this Agreement, and Lessee hereby agrees to accept any cure from Lender as if made by Lessor. Notwithstanding the foregoing, unless Lender otherwise agrees in writing to assume any obligations of Lessor under the Lease, Lessor shall remain solely liable to perform Lessor’s obligations under the Lease, both before and after Lender’s exercise of any right or remedy under this Agreement.

(c)          No Advance Rent. Lessee will not pay the rent or any other sums due under the Lease more than one month in advance, except with the written consent of Lender.

Exhibit F-4

(d)          Insurance and Condemnation Proceeds. Notwithstanding any provision of the Lease to the contrary, in the event an Event of Default (as defined in the Lease) by Lessee has occurred and is continuing, the Mortgage and the other documents executed in connection with the Loan shall control the application of insurance or condemnation proceeds and the restoration of the Premises or the Project in the event of a casualty loss or a taking. So long as (i) no Event of Default exists under the Lease, and (ii) Lessee is causing the Demised Premises to be restored in accordance with either Section 13.2 or Section 14.3 of the Lease, as applicable, Lender shall make insurance and condemnation proceeds that are received by Lender available to Lessee to rebuild or restore the Premises or the Project so long as Lessee complies in all respects with any reasonable terms of and conditions of the Mortgage regarding completion of such repair and restoration, provided that any provisions of the Mortgage that purport to condition or control disbursement of the loan proceeds based on the status of the loan from Mortgagee to Landlord, including, but not limited to, provisions that purport to condition availability of proceeds on the absence of an event of a default by Landlord under the Mortgage or other loan documents, or upon attainment and/or maintenance of a particular loan-to-value ratio, or any provisions that require the repair and restoration to be completed in any time period less than eighteen months from the date of damage or taking, shall not, for the purposes of this sentence, be deemed to be “terms and conditions of the Mortgage regarding completion of such repair and restoration.”

(e)          Assignment of Rents. Lessor and Lessee acknowledge that Lender is entitled, pursuant to an Assignment of Leases and Rents executed by Lessor in favor of Lender, to receive and collect all rent payable under the Lease directly from Lessee. Lessee agrees to pay all of said rent directly to Lender upon receipt of a written request from Lender. Until Lessee receives such request from Lender, Lessee will pay all of said rent to Lessor in accordance with the provisions of the Lease. Upon Lessee’s receipt of such request, Lessee will not be required to determine whether Lessor is in default under the Loan or the Mortgage.

(f)           No Modification or Termination. Neither Lessor nor Lessee will cancel or terminate the Lease or amend, modify, supplement, or in any manner alter any of its terms without the prior written consent of Lender.

(g)          No Other Subordination. Neither Lessor nor Lessee will, during the term of the Mortgage, permit the Lease to become subordinate to the lien of any mortgage or security instrument in favor of any person or entity other than Lender.

(h)          Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and assigns, including any New Owner.

(i)           Governing Law. This Agreement and the Lease will be governed by and construed and interpreted in accordance with the internal laws of the State of Minnesota.

Exhibit F-5

(j)           Counterparts. This Agreement may be signed in counterparts and each counterpart shall be effective as an original when counterparts have been signed by all parties.

[signature pages to follow]

Exhibit F-6

IN WITNESS WHEREOF, this Subordination, Non-Disturbance and Attornment Agreement has been duly executed as of the day and year first above written.

LENDER:

By:
Its:

STATE OF MINNESOTA	)

) ss.

COUNTY OF HENNEPIN	)

The foregoing was acknowledged before me this _____ day of _______ 200____, by _______________________, the ___________________of ___________________, a __________________, on behalf of the association.

Notary Public

BORROWER:
OPUS NORTHWEST, L.L.C.

By:
Its:

STATE OF MINNESOTA	)

) ss.

COUNTY OF HENNEPIN	)

The foregoing was acknowledged before me this ___ day of ________, 200__, by _______________, the _______________ of Opus Northwest, L.L.C., a Delaware limited liability company, on behalf of the company.

Notary Public

Exhibit F-7

____________________________, a ________________ _____________________

By:
Its:

STATE OF __________	)

) ss.

COUNTY OF ________	)

The foregoing was acknowledged before me this _____ day of ___________ 200__, by ____________________, the ______________of ____________________, a ________________, on behalf of the ___________________.

Notary Public

This document was drafted by:

Exhibit F-8

EXHIBIT A

Legal Description

Exhibit F-9

EXHIBIT “G”

INTENTIONALLY OMITTED

Exhibit G-1

EXHIBIT “H”

FORM OF TENANT ESTOPPEL

ESTOPPEL CERTIFICATE

(Pre-Commencement)

The undersigned understands that ___________________________, a _________________________ (“Lender”), whose address is is making a construction loan (the “Loan”) to __________________________________, a _________________ (“Borrower”), secured by a Combination Mortgage [Deed of Trust], Security Agreement and Fixture Financing Statement (the “Mortgage”) covering that certain project located in _______________________ and commonly known as ____________________________ (the “Project”), and by an Assignment of Leases and Rents, covering all leases of and rents from the Project (the “Assignment”). The undersigned is a tenant in the Project pursuant to that certain lease dated ________, 200_ (the “Lease”) between Borrower, as lessor, and the undersigned, as lessee, which lease covers approximately __________ square feet of leasable area in the Project (the “Premises”). With the understanding that Lender will rely upon the statements and representations made herein, the undersigned hereby certifies and confirms to Lender, its successors and assigns, that, as of the date hereof:

1.            Lease Effective. The Lease sets forth all of the agreements and understandings between Borrower, its agents, successors and assigns (collectively called “Lessor”) and the undersigned with respect to the Premises; there are no other written or oral agreements or understandings between Lessor and the undersigned with respect to the Premises or the Project; and the Lease is in full force and effect in accordance with its terms. Attached to this Estoppel Certificate as Exhibit A is a full, true, complete and correct copy of the Lease, together with any and all exhibits, and attachments thereto and any and all amendments, modifications, and assignments thereof. Except as attached hereto as Exhibit A, the Lease has not been altered, amended, modified, changed, supplemented, terminated, canceled or superseded in any manner.

2.            Term. The term of the Lease is scheduled to commence on _______________, 200_, and, excluding any optional renewal or extension terms pursuant to the Lease, to terminate on ______________, _______. The undersigned has the following options to renew or extend the term of the Lease: [Write “NONE” if there is none] __________________________________________________________.

3.            Rent. The basic minimum rental payment for the Premises during the first _____ years of the Lease term will be $_____________ per month, together with the prorata share of all real estate taxes, insurance premiums, common area costs and operating expenses of the Project, and

Exhibit H-1

all percentage rent required by the Lease. No rents have been prepaid under the Lease. No periods of free rental are provided for under the Lease.

4.            No Options or Purchase Rights. Except for any option to renew or extend the term of the Lease listed in paragraph 2 above, the undersigned has no rights (including, without limitation, no rights of first refusal or rights of negotiation) with respect to the occupancy of any portion of the Project other than the Premises or the purchase of any portion of the Project.

5.            No Default. To the undersigned’s knowledge, no default by Lessor or the undersigned in the performance of the agreements, duties, obligations, terms and conditions under the Lease to be by them respectively performed exists on the date hereof, and no event has occurred which, after the passage of time or expiration of any notice, grace or right to cure period provided for by law or in the Lease, would constitute a default under the Lease, except as follows: [Write “NONE” if there is none] ___________________________.

6.            No Claims. The undersigned does not now have or hold any claim against Lessor which might be set off or credited against future rents due or to become due under the Lease or which might be used as a defense to enforcement of the Lease. The undersigned has paid Lessor a security deposit of: [Write “NONE” if there is none] ___________________________.

7.            No Transfer or Encumbrance. Except for the Assignment, the undersigned has received no notice of a sale, transfer, assignment, hypothecation, encumbrance or pledge of the Lease or the rents thereunder.

8.            Brokers. No broker or other intermediary is entitled to receive any leasing, brokerage or other commission or compensation out of or with respect to rent under the Lease or the Lease itself or any renewal or extension thereof, except as follows: [Write “NONE” if there is none] ___________________________.

9.            No Sublease or Assignment. The undersigned has not subleased any portion of the Premises and has not assigned, whether outright or by collateral assignment, all or any portion of its rights under the Lease.

10.          No Insolvency. No petition in bankruptcy, insolvency, reorganization or rearrangement under any bankruptcy or insolvency law has been filed by or against the undersigned; no action has been commenced for the appointment of a trustee or receiver of the undersigned or any of its property; and the undersigned is not insolvent and has not made an assignment for the benefit of its creditors.

11.          Plans and Specifications. A list of the plans and specifications for the Premises [and the Project] is set forth on the Exhibit B attached to this Estoppel Certificate as set forth in the Lease. To the extent required by the Lease, the undersigned has approved the plans and specifications set forth on Exhibit B.

12.          Authority. The individual signing this Estoppel Certificate on behalf of the undersigned has been duly authorized by the undersigned to do so and thereby to bind the undersigned. This

Exhibit H-2

Estoppel Certificate shall be binding upon the undersigned, its heirs, personal representatives, executors, administrators, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, and to no other person, party or entity.

13.          Governing Law, Survival. This Estoppel Certificate shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Minnesota. All statements and representations set forth herein shall survive the closing of the Loan and the delivery of this Estoppel Certificate.

14.          Completed Improvements Estoppel. The undersigned agrees to execute the Estoppel Certificate attached hereto as Exhibit C and hereby incorporated herein following the completion of construction of the Premises, the undersigned’s acceptance and taking of occupancy thereof, and the commencement of the term of the Lease.

Dated: __________________, 200_.

Address:	[Tenant]

By:
Attn:	Its:

Subscribed and sworn to

before me this _____ day

of ______________, 200_.

____________________________

Notary Public

Exhibit H-3

EXHIBIT A

Lease

EXHIBIT B

Plans and Specifications

EXHIBIT C

Form of Estoppel Certificate

(Completed Improvements)

ESTOPPEL CERTIFICATE

(Completed Improvements)

The undersigned understands that ___________________________, a _________________________ (“Lender”), whose address is has made a construction loan (the “Loan”) to __________________________________, a _________________ (“Borrower”), secured by a Combination Mortgage [Deed of Trust], Security Agreement and Fixture Financing Statement (the “Mortgage”) covering that certain project located in _______________________ and commonly known as ____________________________ (the “Project”), and by an Assignment of Leases and Rents, covering all leases of and rents from the Project (the “Assignment”). The undersigned is a tenant in the Project pursuant to that certain lease dated ________, 200_ (the “Lease”) between Borrower, as lessor and the undersigned, as lessee, which lease covers approximately __________ square feet of leasable area in the Project (the “Premises”). With the understanding that Lender will rely upon the statements and representations made herein, the undersigned hereby certifies and confirms to Lender, its successors and assigns, that, as of the date hereof:

Exhibit H-4

1.            Lease Effective. The Lease sets forth all of the agreements and understandings between Borrower, its agents, successors and assigns (collectively called “Lessor”) and the undersigned with respect to the Premises; there are no other written or oral agreements or understandings between Lessor and the undersigned with respect to the Premises or the Project; and the Lease is in full force and effect in accordance with its terms. Attached to this Estoppel Certificate as Exhibit A is a full, true, complete and correct copy of the Lease, together with any and all exhibits, and attachments thereto and any and all amendments, modifications, and assignments thereof. Except as attached hereto as Exhibit A, the Lease has not been altered, amended, modified, changed, supplemented, terminated, canceled or superseded in any manner.

2.	Completion and Possession.

a.            Conditions precedent fulfilled. Lessor and the undersigned have fulfilled and complied with all conditions precedent to the acceptance and possession of the Leased Premises by the undersigned.

b.            Improvements completed. Any and all improvements and space required to be furnished by Lessor to the undersigned by the terms of the Lease, including but not limited to parking facilities, have been completed and so furnished to the full satisfaction of the undersigned, except as follows: [Write “NONE” if there is none] ______________________________________________________________________.

c.            Lessor’s duties performed. All duties of Lessor of an inducement nature under the Lease have been fully performed by Lessor.

d.            Acceptance and occupancy. The undersigned has accepted and is in possession and occupancy of the Leased Premises, pursuant to the Lease, without condition, qualification or reservation.

3.            Term. The term of the Lease commenced on ______, 200_, and, excluding any optional renewal or extension terms pursuant to the Lease, will terminate on __________, ____. The undersigned has the following options to renew or extend the term of the Lease: [Write “NONE” if there is none] _______________________________.

4.            Rent. The full amount of the basic minimum monthly rental payment for the Leased Premises commenced to accrue on ___________, 200__. Excluding any percentage rent and contributions to real estate taxes, insurance premiums, common area costs and operating expenses required by the Lease, the full amount of the annual basic minimum monthly rental payment during the first _______ years of the Lease term is $______________. No rents have been prepaid under the Lease, except for the normal prepayment thereof for no more than one (1) month in advance. The most recent payment of rent made by the undersigned under the Lease was made on __________________, 200__, and covers the period through ______________, 200__. No periods of free rental are provided for under the Lease.

5.            No Options or Purchase Rights. [Except for the option to renew or extend the term of the Lease listed in paragraph 3 above,] the undersigned has no rights (including, without

Exhibit H-5

limitation, no rights of first refusal or rights of negotiation) with respect to the occupancy of any portion of the Project other than the Premises or the purchase of any portion of the Project.

6.            No Default. To the undersigned’s knowledge, no default by Lessor or the undersigned in the performance of the agreements, duties, obligations, terms and conditions under the Lease to be by them respectively performed exists on the date hereof, and no event has occurred which, after the passage of time or expiration of any notice, grace or right to cure period provided for by law or in the Lease, would constitute a default under the Lease, except as follows: [Write “None” if there is none] ___________________.

7.            No Claims. The undersigned does not now have or hold any claim against Lessor which might be set off or credited against future rents due or to become due under the Lease or which might be used as a defense to enforcement of the Lease. The undersigned has paid Lessor a security deposit of: [Write “NONE” if there is none] $____________.

8.            No Transfer or Encumbrance. Except for the Assignment, the undersigned has received no notice of a sale, transfer, assignment, hypothecation, encumbrance or pledge of the Lease or the rents thereunder.

9.            Brokers. No broker or other intermediary is entitled to receive any leasing, brokerage or other commission or compensation out of or with respect to rent under the Lease or the Lease itself or any renewal or extension thereof, except as follows: [Write “NONE” if there is none] ___________________________.

10.          No Sublease or Assignment. The undersigned has not subleased any portion of the Premises and has not assigned, whether outright or by collateral assignment, all or any portion of its rights under the Lease.

11.          No Insolvency. No petition in bankruptcy, insolvency, reorganization or rearrangement under any bankruptcy or insolvency law has been filed by or against the undersigned; no action has been commenced for the appointment of a trustee or receiver of the undersigned or any of its property; and the undersigned is not insolvent and has not made an assignment for the benefit of its creditors.

12.          Authority. The individual signing this Estoppel Certificate on behalf of the undersigned has been duly authorized by the undersigned to do so and thereby to bind the undersigned. This Estoppel Certificate shall be binding upon the undersigned, its heirs, personal representatives, executors, administrators, successors and assigns, and shall inure to the benefit of Lender, its successors and assigns, and to no other person, party or entity.

13.          Governing Law, Survival. This Estoppel Certificate shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of Minnesota. All statements and representations set forth herein shall survive the closing of the Loan and the delivery of this Estoppel Certificate.

Exhibit H-6

Dated: __________________, 200__.

Address:	[Tenant]

By:
Attn:	Its:

Subscribed and sworn to

before me this _____ day

of ______________, 200_.

____________________________

Notary Public

The foregoing was acknowledged before me this _____ day of ___________, 200__, by ___________________, the ______________of ___________________, a __________________, on behalf of the ___________________.

_____________________________

Notary Public

Exhibit H-7

EXHIBIT A

Lease

Exhibit H-8